UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

MONACO COACH CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

MONACO COACH CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 14, 2008

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders of Monaco Coach Corporation will be held on Wednesday, May 14, 2008 at 1:00 p.m., local time, at the Hyatt Regency O’Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois 60018 for the following purposes:

1.            To elect three Class I directors each to serve for a two-year term expiring upon the 2010 Annual Meeting of Stockholders or until their successors are elected.

2.            To approve the 2007 Employee Stock Purchase Plan.

3.            To approve the amended and restated Executive Variable Compensation Plan.

4.            To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2008 fiscal year.

5.            To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.  Only stockholders of record at the close of business on March 19, 2008 are entitled to notice of and to vote at the meeting.

Pursuant to the new rules promulgated by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the Internet.  Accordingly, the Company will mail, on or about April 2, 2008, a Notice of Internet Availability of Proxy Materials to its stockholders of record and beneficial owners at the close of business on March 19, 2008.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be available free of charge.

The Notice of Internet Availability of Proxy Materials will identify the website where the proxy materials will be made available; the date, the time and location of our 2008 Annual Meeting of Stockholders; the matters to be acted upon at the meeting and the Board of Directors’ recommendations with regard to each matter; a toll-free telephone number, an email address, and a website where stockholders can request a paper or email copy of the proxy statement, our 2008 Annual Report to Stockholders and a form of proxy relating to our 2008 Annual Meeting of Stockholders and all of our future stockholders’ meetings; information on how to access the form of proxy; and information on how to obtain directions to attend the meeting and vote in person.

All stockholders are cordially invited to attend the meeting in person.  However, to ensure your representation at the meeting, you are urged to submit your proxy by telephone or the Internet OR REQUEST A PAPER PROXY CARD, TO COMPLETE AND RETURN BY MAIL.  Any stockholder attending the meeting may vote in person even if such stockholder has submitted a proxy.

FOR THE BOARD OF DIRECTORS

RICHARD E. BOND

Secretary

Coburg, Oregon

April 2, 2008

YOUR VOTE IS IMPORTANT

TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE REQUESTED TO VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE.  PLEASE VOTE OVER THE INTERNET AT WWW.PROXYVOTE.COM OR BY TELEPHONE 1-800-690-6903.  ALTERNATIVELY, YOU MAY REQUEST A PAPER PROXY CARD, WHICH YOU MAY COMPLETE, SIGN AND RETURN BY MAIL.

2

i

ii

MONACO COACH CORPORATION
91320 Industrial Way
Coburg, Oregon 97408

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

This proxy statement contains information relating to our Annual Meeting of Stockholders to be held on Wednesday, May 14, 2008 at 1:00 p.m. local time (the “Annual Meeting”), at the Hyatt Regency O’Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois 60018.  The attached proxy is solicited on behalf of our Board of Directors for use at the 2008 Annual Meeting of Stockholders, or at any postponements or adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

In accordance with rules and regulations recently adopted by the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet.  If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials.  Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials.  The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials or you would like to receive our future proxy materials electronically by email, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment.  If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site.  Your election to receive proxy materials by email will remain in effect until you terminate it.

The Company expects to mail the Notice of Internet Availability of Proxy Materials on or about April 2, 2008 to all stockholders entitled to vote at the meeting.  On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders and beneficial owners will have the ability to access all of the Company’s proxy materials on a website referred to in the Notice of Internet Availability of Proxy Materials.  These proxy materials will be free of charge.

Record Date and Voting Securities

Stockholders of record at the close of business on March 19, 2008, the record date for the Annual Meeting, are entitled to Notice of Internet Availability of Proxy Materials and to vote at the meeting and any adjournments or postponements thereof.  On the record date, 29,790,117 shares of our Common Stock, $0.01 par value, were issued and outstanding.

Each stockholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting.  Stockholders do not have the right to cumulate their votes in the election of directors.

Methods of Voting

Stockholders may vote by proxy.  The Company is offering stockholders of record four (4) methods of voting:

Voting via Internet—Specific instructions on how to vote via the Internet are included in the Notice of Internet Availability of Proxy Materials.

Voting by Telephone—Specific instructions on how to vote via the telephone are included in the Notice of Internet Availability of Proxy Materials.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. (EDT) on May 13, 2008.

Voting by Mail—You may request a proxy card from the Company, and indicate your vote by completing, signing and dating the proxy card where indicated and by returning it in the prepaid envelope that will be included with the proxy card.

Your shares will be voted in accordance with the instructions you indicate on the proxy card.  If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•                  FOR the election of the nominees for director identified in Proposal One.

•                  FOR the approval of the 2007 Employee Stock Purchase Plan as identified in Proposal Two.

•                  FOR the approval of the amended and restated Executive Variable Compensation Plan as identified in Proposal Three.

•                  FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2009, as identified in Proposal Four.

Voting in Person at the Meeting—If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting.  If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting.  If you choose to do so, please bring your Notice of Internet Availability of Proxy Materials or proof of identification.  If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your vote as described in the Notice of Internet Availability of Proxy Materials, so that your vote will be counted if you later decide not to attend the Annual Meeting.

Street Name (beneficial) Stockholders:  If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted.  Please follow their instructions carefully.

Revoking Your Proxy

Stockholders of Record—If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting.  In order to do this, you may either change your vote by:

•                  making a timely and valid later Internet or telephone vote no later than 11:59 p.m. (EDT), on May 13, 2008;

•                  signing and returning another proxy bearing a later date before the beginning of the Annual Meeting;

•                  providing written notice of the revocation to:

Corporate Secretary
Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

prior to the time we take the vote at the Annual Meeting; or

•                  attending the Annual Meeting and requesting that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

Street Name (Beneficial) Stockholders—If you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Solicitation of Votes

We will bear the cost of soliciting proxies.  In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.  Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by our directors, officers or employees.  No additional compensation will be paid to such persons for such services.

Quorum Requirements

A quorum is necessary to hold a valid meeting.  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock, whether in person or by proxy, issued and outstanding on the record date.  Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast.  A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

Votes Required for Each Proposal

The votes required for the proposals to be considered at the Annual Meeting are as follows:

Proposal One—Election of Directors.  The three (3) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.  You may vote either “for” or “withhold” your vote for the director nominees.

Proposal Two—Approval of the 2007 Employee Stock Purchase Plan.  Approval of our 2007 Employee Stock Purchase Plan will require the affirmative vote of a majority of the shares present, represented and voting at the Annual Meeting.  You may vote “for,” “against,” or “abstain” from voting on the proposal to approve our 2007 Employee Stock Purchase Plan.

Proposal Three—Approval of the amended and restated Executive Variable Compensation Plan.  Approval of our amended and restated Executive Compensation Plan will require the affirmative vote of a majority of the shares present, represented and voting at the Annual Meeting.  You may vote “for,” “against,” or “abstain” from voting on the proposal to approve our Executive Variable Compensation Plan.

Proposal Four—Ratification of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.  Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending January 3, 2009 will require the affirmative vote of a majority of the shares present, represented and voting at the Annual Meeting.  You may vote “for,” “against,” or “abstain” from voting on the proposal to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Abstentions and Broker Non-Votes

A properly executed proxy marked “abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters.  If you hold Common Stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.”  Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.  Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted in the tabulation of the voting results with respect to a particular proposal.

Under New York Stock Exchange (“NYSE”) rules, the proposals to elect directors and ratify the appointment of the independent registered public accounting firm are considered routine items.  This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions.  The proposals to approve the Company’s 2007 Employee Stock Purchase Plan and amended and restated Executive Variable Compensation Plan are non-routine matters, which means that brokerage firms may not use their discretion to vote on such matters without express voting instructions from their clients.

Stockholder Proposals for 2009 Annual Meeting of Stockholders

Stockholder proposals that are intended to be included in the Company’s proxy materials relating to the 2009 Annual Meeting of Stockholders must be received by our corporate secretary at our principal executive offices no later than December 3, 2008, which is 120 calendar days prior to the anniversary of the mailing of this year’s Notice of Internet Availability of Proxy Materials.   Such proposals must comply with the requirements of the proxy rules established by the Securities and Exchange Commission and with the advance notice provisions of our bylaws in order to be considered for inclusion in the proxy materials for that meeting.

Stockholder proposals that are not intended to be included in the proxy materials for the 2009 Annual Meeting of Stockholders but that are to be presented by the stockholder from the floor are also subject to the advance notice provisions contained in our bylaws.  In order to be properly brought before the meeting, a proposal not intended for inclusion in our proxy materials must also be received by our corporate secretary at our principal executive offices no later than December 3, 2008.

Information Regarding Our Proxy Materials

To request proxy materials or to ask questions regarding our proxy materials, you may contact us:

•                  By mail addressed to:

Monaco Coach Corporation

91320 Industrial Way

Coburg, Oregon 97408

Attn: Investor Relations

•                  By calling (800) 634-0855 and asking for Investor Relations.

•                  By leaving a message on the Investor Relations portal of our website at: http://www.monaco-online.com/ir.

We encourage you to conserve natural resources, as well as reduce printing and mailing costs, by using electronic delivery of our stockholder communications materials. By using electronic delivery, and voting electronically over the Internet or by telephone, you can reduce the number of bulky documents in your personal files, eliminate duplicate mailings, conserve natural resources and help us reduce our printing and mailing costs. If you have questions about electronic delivery, please call our Investor Relations department at the number set forth above.

To sign up for electronic delivery:

•                  Stockholder of Record. If you are a stockholder of record, specific instructions on how to sign up for electronic delivery are included in the Notice of Internet Availability of Proxy Materials.

•                  Beneficial Owner. If you are a beneficial owner (your shares are held by a brokerage firm, a bank or other nominee), visit www.proxyvote.com to enroll or look for directions on the proxy card sent to you by your broker or bank.

Other Matters

We know of no other matters to be submitted at the meeting.  If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the attached form of proxy to vote the shares they represent as our Board of Directors may recommend.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees to the Board of Directors

Our Board of Directors currently has nine members divided into two classes (Class I and Class II), with the classes serving staggered, two-year terms.  Currently there are four directors in Class I and five directors in Class II.  The Class I directors are to be elected at the Annual Meeting.  Each of the Class II directors will hold office until the 2009 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

One of the current Class I directors, L. Ben Lytle, has advised us that he does not intend to stand for re-election.  Our Board has approved a bylaw amendment to reduce the size of the Board of Directors from nine (9) members to eight (8) members effective immediately before the election.  On the recommendation of our Governance Committee, the Board has nominated Kay L. Toolson, Richard A. Rouse and Daniel C. Ustian for election as Class I Directors.  Each nominee is currently a director.  Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees.  In the event that any nominee becomes unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current Board of Directors to fill the vacancy.  It is not expected that any nominee listed below will be unable or will decline to serve as a director.

Certain information about each of the nominees for Class I directors is set forth below.  The names of, and certain information about, the five current Class II directors with unexpired terms are also set forth below.  All information is as of the record date.

Name	Age	Principal Occupation	Director Since
Nominees for Class I Directors:
Kay L. Toolson	64	Chairman of the Board and Chief Executive Officer	1993
Richard A. Rouse	62	Private Investor	1993
Daniel C. Ustian	57	Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation	2003
Continuing Class II Directors:
John F. Cogan	60	Senior Fellow, Hoover Institution; Professor, Stanford University	2005
Richard E. Colliver	68	Executive Vice President, American Honda Motor Co., Inc.	2006
Robert P. Hanafee, Jr.	63	Private Investor	2001
Dennis D. Oklak	54	Chairman and Chief Executive Officer of Duke Realty Corporation	2003
Roger A. Vandenberg	60	President of Cariad Capital, Inc.	1993

Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth below during the past five years.  Michael P. Snell, an executive officer, is the nephew of Director Toolson.  Other than this family relationship, there are no family relationships between any directors or executive officers of Monaco Coach Corporation.

Nominees for Class I Directors Whose Terms Expire in 2008

Mr. Toolson has served as our Chief Executive Officer and as the Chief Executive Officer of our predecessor company since 1986 and as Chairman since 1993.  He also served as President from 1986 to October 2000, except for the periods from October 1995 to January 1997 and August 1998 to September 1999.  From 1973 to 1986, Mr. Toolson held executive positions with two other motor coach manufacturers.  Mr. Toolson also serves on the Board of Paragon Medical, Inc., an Indiana based medical device manufacturing company.

Mr. Rouse has served as a director since July 1993.  He is currently a private investor.  From 1991 to 1998, Mr. Rouse served as Chairman of Emergency Road Service, Inc., a privately held nationwide roadside assistance company.  From 1978 to 1991, he was President of Trailer Life Enterprises, Inc., a publisher and sponsor of recreational vehicle publications and clubs.  Committees: Governance and Compensation.

Mr. Ustian has served as a director since June 2003.  Mr. Ustian is currently Chairman of the Board, President and Chief Executive Officer of Navistar International Corporation, a manufacturer of commercial trucks and engines.  Prior to his present position at Navistar, he was President and Chief Executive Officer from February 2003, President and Chief Operating Officer from April 2002, and President of the Engine Group of International Truck and Engine Corporation, Navistar’s principal operating subsidiary, from 1999 to 2002.  He also served as Group Vice President and General Manager of Engine & Foundry from 1993 to 1999.  Committees: Governance (Chair) and Compensation.

Class II Directors Whose Terms Expire in 2009

Mr. Cogan has served as a director since May 2005.  Mr. Cogan is the Leonard and Shirley Ely Senior Fellow at the Hoover Institution and a professor in the Public Policy Program at Stanford University, where he has held a continuing appointment since 1979.  Mr. Cogan also serves as a director of Venture Lending & Leasing Funds II & IV and Gilead Sciences Inc; and serves as a trustee of the Charles Schwab Family of Funds.  He is currently a member of California Governor Arnold Schwarzenegger’s Council of Economic Advisors. Mr. Cogan has previously held a number of positions in the U.S. government, including Deputy Director of the U.S. Office of Management and Budget and Assistant Secretary for Policy in the U.S. Department of Labor.   Committees: Audit

Mr. Colliver has served as a director since August 2006.  Mr. Colliver is Executive Vice President of American Honda Motor Co., Inc., heading up both Honda and Acura Automobile Divisions.  He joined Honda in 1993 as Senior Vice President of the Honda Automobile Division, and was promoted to Executive Vice President and appointed to the Board of Directors of American Honda Motor Co., Inc. on July 8, 1997.  In 1998, Mr. Colliver assumed responsibilities for the Acura Division and on March 1, 2005 he was appointed to the Board of Directors of Honda North America, Inc. and American Honda Finance Company, Inc.  Prior to joining Honda, Mr. Colliver enjoyed a career of more than 20 years with Mazda Motors of America where he rose through the ranks to Group Vice President and General Manager.  His automotive career, which began in 1962, included a variety of sales and marketing positions with General Motors and Chrysler.  Committees: Compensation and Governance.

Mr. Hanafee has served as a director since October 2001.  Mr. Hanafee served as the President of Gillette North America and he held various positions at Gillette Company, a consumer products company, from 1970 until retirement in 2001, including Vice President of Sales and Marketing of the Paper Mate Divisions, Senior Vice President of the North Atlantic Group, and President of the Stationary Products Group.  Committees: Governance  and Compensation (Chair).

Mr. Oklak has served as a director since February 2003.  Mr. Oklak has been Chairman and Chief Executive Officer since April 2005 and also a Director since April 2004, of Duke Realty Corporation, one of the largest real estate investment trusts in the United States.  From 1986 through April 2005, Mr. Oklak served in various other positions with Duke Realty Corporation, including President, Chief Operating Officer, Co-Chief Operating Officer, Executive Vice President and Chief Administrative Officer and Senior Vice President and Treasurer.  Prior to joining Duke Realty Corporation, Mr. Oklak was with Deloitte & Touche, a public accounting firm.  Committees: Audit (Chair).

Mr. Vandenberg has served as a director since March 1993.  He currently serves as the President of Cariad Capital, Inc., a private equity investment business, which he founded in 1992.  Mr. Vandenberg also serves as a director of Wellman, Inc., a polyester fiber manufacturer.  From 1986 to December 2002, Mr. Vandenberg served as a Managing Director of Narragansett Capital, Inc., a private investment firm, as general partner of Narragansett Capital Partners -A and -B, L.P., related venture capital funds, and as a general partner of Narragansett First Fund, a venture capital fund.  From May 1999 to March 2000, Mr. Vandenberg served as President of EFD, Inc., a manufacturer and seller of fluid dispensers and dispensing components.  Committees: Audit.

Vote Required

The three nominees receiving the highest number of votes of the shares entitled to be voted shall be elected as directors.  Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but these votes have no other legal effect upon election of directors under Delaware law.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED KAY L. TOOLSON, RICHARD A. ROUSE AND DANIEL C. USTIAN AS ITS NOMINEES AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF THESE NOMINEES AS CLASS I DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors (“Board”) held six (6) meetings during 2007.  Each of our directors attended 75% or more of the meetings of the Board and the committees on which he served in 2007.  Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Stockholders.  All directors then in office attended the 2007 Annual Meeting of Stockholders.

Our Board has summarized its corporate governance practices in the Monaco Coach Corporation Corporate Governance Guidelines, a copy of which is available on our Investor Relations website at http://www.monaco-online.com/ir.  The Board currently has three committees: an Audit Committee, a Compensation Committee and a Governance Committee.  Each committee has a written charter approved by the Board outlining the principal responsibilities of the committee.  These charters and our corporate governance guidelines are available on our Investor Relations website or in print by contacting Investor Relations at our principal executive offices.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and internal control over financial reporting.  Our Audit Committee also assists the Board in the oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of our internal audit function and our independent auditors.  In addition, the Audit Committee’s duties and responsibilities include reviewing and pre-approving any audit and non-audit services performed by the independent auditors, reviewing, approving and monitoring our Code of Ethics for Executive Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters.  The report of the Audit Committee for fiscal 2007 is included in this proxy statement.

The Audit Committee currently consists of Directors Cogan, Oklak and Vandenberg and held seven (7) meetings during 2007.  None of the Audit Committee members is an employee of Monaco Coach Corporation and all of them are independent within the meaning of the rules of the SEC and the listing standards of the NYSE.  Mr. Oklak serves as the Chair of the Audit Committee.  The Board has designated Mr. Oklak as an “audit committee financial expert” within the meaning of the rules of the SEC, and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE.

Compensation Committee

The purpose of our Compensation Committee is to determine salaries, incentives and other forms of compensation for executive officers and other employees, to administer our various incentive compensation and benefit plans, and to provide oversight and guidance to management regarding general compensation goals and guidelines.  The report of the Compensation Committee for fiscal 2007 is included in this proxy statement.  The Compensation Committee currently consists of Directors Colliver, Hanafee, Lytle, Rouse and Ustian and held four (4) meetings during the last fiscal year.  Mr. Hanafee serves as the Chair of the Compensation Committee.  Each member of the Compensation Committee is independent within the meaning of the listing standards of the NYSE.

Governance Committee

The purpose of our Governance Committee is to identify, evaluate and recommend nominees for the Board, evaluate the composition, organization and governance of the Board and its committees and develop and recommend to the Board appropriate corporate governance principles and policies.  The Governance Committee also supervises the Board’s annual review of director independence and the performance self-assessments of the Board and each of the committees.  The Governance Committee currently consists of Directors Colliver, Hanafee, Lytle, Rouse and Ustian and held three (3) meetings during the last fiscal year.  Mr. Ustian was appointed Chair of the Governance Committee in February 2008, succeeding Mr. Lytle.  Each member of the Governance Committee is independent within the meaning of the listing standards of the NYSE.

Stockholder Communications to Directors

Stockholders or interested parties may communicate directly with our non-management directors by sending a letter addressed to:

Corporate Secretary
Monaco Coach Corporation
91320 Industrial Way
Coburg, Oregon 97408

Richard Bond, our Senior Vice President, Chief Administrative Officer and Corporate Secretary will ensure that a summary of all communications received is provided to the Board of Directors at its regularly scheduled meetings.  Where the nature of a communication warrants, Mr. Bond may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or a non-management director, management or independent advisors, as Mr. Bond considers appropriate.  Mr. Bond may decide, in the exercise of his judgment, whether a response to any stockholder or interested party communication is necessary.

Policy for Director Recommendations and Nominations

The Governance Committee considers candidates for Board membership suggested by Board members, management and our stockholders.  The policy of the Governance Committee is to consider recommendations for candidates to the Board from any stockholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our Common Stock continuously for at least twelve (12) months prior to such date.  The Governance Committee will consider a director candidate recommended by our stockholders in the same manner as a nominee recommended by a Board member, management or other sources.

In addition, a stockholder may nominate a person directly for election to the Board at an annual meeting of stockholders provided the stockholder meets the requirements set forth in our bylaws.  Where the Governance Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Governance Committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Governance Committee, the Board or management. In its evaluation of director candidates, including the members of the Board eligible for re-election, the Governance Committee considers a number of factors, including:

•                  The current size and composition of the Board and the needs of the Board and the respective committees of the Board.

•                  Such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Governance Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•                  The highest personal and professional ethics and integrity.

•                  Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.

•                  Skills that are complementary to those of the existing Board members.

•                  The ability to assist and support management and make significant contributions to the success of Monaco Coach Corporation.

•                  An understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.

•                  A willingness of the prospective nominee to meet the minimum equity interest holding guideline set out in our Corporate Governance Guidelines.

After completing its evaluation, the Governance Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board determines the nominees after considering the recommendation and report of the Governance Committee.

Director Independence

In November 2003, the Board adopted Standards of Independence for the Board of Directors (the “Independence Standards”).  These guidelines for determining director independence are intended to be consistent with the NYSE’s director independence standards and are available on our Investor Relations website at http://www.monaco-online.com/ir.  The Independence Standards include certain relationships that will preclude a finding of independence and further require the Board to affirmatively determine whether any director has a relationship with the Company that would preclude a finding of independence.  Consistent with the Independence Standards, in February 2008 the Board reviewed the independence of our non-employee directors and considered whether any director had any relationship with Monaco Coach Corporation or management that would compromise his ability to exercise independent judgment in carrying out his responsibilities.  Based on this review, the Board has affirmatively determined that directors John F. Cogan, Richard E. Colliver, Robert P. Hanafee, Jr., L. Ben Lytle, Dennis D. Oklak, Richard A. Rouse, Daniel C. Ustian and Roger A. Vandenberg are independent directors for purposes of their service on our Board and, as the case may be, on the Audit, Compensation and Governance Committees.

In connection with its review, the Board identified and evaluated relationships between two of the directors, Richard A. Rouse and Daniel C. Ustian, and Monaco Coach Corporation.  No other non-employee directors were found to have any direct or indirect relationships with Monaco Coach Corporation other than in connection with their services as directors.

Mr. Ustian is the Chairman, President and Chief Executive Officer of Navistar International Corporation (“Navistar”).  Navistar International Corporation is a holding company whose wholly-owned subsidiaries produce International® brand commercial trucks, MaxxForce brand diesel engines, IC brand school buses, and Workhorse brand chassis for motor homes and step vans.  It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets.  The company also provides truck and diesel engine parts and service.  There are two commercial relationships between Monaco Coach Corporation and units of Navistar’s consolidated corporate structure, both of which were evaluated by the Board in terms of their potential effect on Mr. Ustian’s independence.  In the first relationship, Navistar’s indirect operating subsidiary, Workhorse Custom Chassis, LLC (“Workhorse”), sells gasoline-powered chassis for motor homes to Monaco.  For 2007, Monaco’s purchases under this supply relationship amounted to approximately $11.8 million, representing approximately 1% of Monaco’s cost of sales and, based on Navistar’s last publicly issued financial statements, less than 1% of Navistar’s total annual revenues.

In addition to the supply relationship, in February 2007 Monaco Coach Corporation and Navistar, Inc., the principal operating subsidiary of Navistar, formed a joint venture company, Custom Chassis Products, LLC.  Monaco owns 49% of the joint venture and Navistar, Inc. owns 51%.  The governing board of the joint venture consists of three members from Navistar, Inc. and two members from Monaco.  Mr. Ustian is not a member.  Monaco and Workhorse are the joint venture’s only customers.  Monaco has the right to terminate the joint venture (after completion of a dispute resolution process) if its board representatives voted against certain matters and such matters were nonetheless approved by the board of the joint venture.  No action of the joint venture board can be implemented by the joint venture if the Monaco representatives vote against such action.  The joint venture will be Workhorse’s exclusive manufacturer and supplier of all production requirements for its current and future portfolio of rear diesel engine recreational vehicle and low-floor bus stripped chassis products.  In addition, the joint venture will be Monaco’s exclusive manufacturer and supplier of all production requirements for all of its current and future rear engine diesel stripped chassis products.  A five-year pro forma revenue forecast for the joint venture estimates that annual revenues from the joint venture would comprise less than 0.4% of Navistar’s revenues based on Navistar’s last publicly issued financial statements.

After analyzing the supply relationship and the joint venture, and examining Mr. Ustian’s relationship to these transactions through his positions at Navistar, including the fact that his equity holdings in Navistar are less than 0.01% of Navistar’s outstanding common stock and the nature of his salary and bonus arrangement with Navistar, and otherwise considering the relationships as a whole, in light of all circumstances, the Board determined that these affiliations do not violate any Monaco Coach Corporation or NYSE director independence standard and are not material to Mr. Ustian’s ability to exercise independent judgment in carrying out his duties and responsibilities as a director of Monaco and member of its Governance and Compensation Committees.

The Board also considered the fact that Richard A. Rouse provides occasional consulting services to Monaco without compensation but does participate in Monaco’s self-funded health care plans.  Monaco paid $6,468 in the equivalent of health care premiums for him in 2007.  The Board likewise determined that this relationship did not violate any Monaco Coach Corporation or NYSE director independence standard and is not material to Mr. Rouse’s ability to exercise independent judgment in carrying out his duties and responsibilities as a director of Monaco Coach Corporation and member of its Governance and Compensation Committees.

Code of Business Conduct and Code of Ethics for Officers

Our Board has adopted a Code of Business Conduct that is applicable to all of our employees, officers and directors.  Our Code of Business Conduct is intended to ensure our employees act in accordance with high ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness.  In addition, we have in place a Code of Ethics for Executive Officers that applies to our Chief Executive Officer, our Chief Financial Officer and certain other officers and this code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate.  Both the Code of Business Conduct and the Code of Ethics for Executive Officers are available on our Investor Relations website at http://www.monaco-online.com/ir or in print by contacting Investor Relations at our principal executive offices.  If necessary, we intend to post amendments to, or waivers from, these Codes for our executive officers and directors on our website.

Lead Director

In October 2002, the Board created the position of Lead Director (formerly Presiding Director).  The primary responsibility of the Lead Director is to preside over executive sessions of the Board in which management and management directors do not participate, to work with the Chairman of the Board and the committee chairs in establishing the agendas for board and committee meetings and to perform such other duties as the Board may from time to time delegate to him in order to help it fulfill its responsibilities.  Robert P. Hanafee, Jr. serves as our Lead Director.

DIRECTOR COMPENSATION

Cash Compensation

For 2007 each of our non-employee directors received an annual retainer of $50,000 for service on the Board and any committee of the Board.  No separate fees were paid for committee service or on a per-meeting basis.  Directors are also reimbursed for certain expenses in connection with attendance at Board and committee meetings.  In addition, non-employee directors may elect, prior to each new fiscal year, to receive a minimum of 10% up to a maximum of 50% of their annual retainer in the form of common stock or restricted stock/restricted stock units.

In 2007, our Compensation Committee requested its compensation consultant, Towers Perrin, to review our director compensation.  The consultant determined that the annual retainer was generally at the median level of our comparator companies and recommended no change to that element of compensation, but did recommend that the Chair of the Audit Committee receive an additional $10,000 annual retainer in recognition of the responsibilities of that position.  That change was implemented beginning in 2008.

Equity Compensation

In its review of director compensation, Towers Perrin also reviewed our equity compensation for directors.  The initial report indicated that our equity compensation for directors was generally below the 25th percentile of our comparator companies.  The consultant recommended that an equity award for 2007 of $40,000-$50,000 in value would be appropriate.  The consultant was requested to prepare a more detailed report of director pay best practices and rates and, in particular, to review the total rewards strategy at the 19 comparator companies that are used for benchmarking Monaco’s executive compensation.

In September 2007, we granted the non-employee directors restricted stock units representing approximately $40,000 in value in September 2007.  These restricted stock units vest in full three years from the date of grant.  Vesting is accelerated in the event of death, disability or retirement and upon a change of control of Monaco.

In a subsequent report late in 2007, the consultant noted that Monaco’s director compensation had remained relatively constant over the last three years compared to the market pay for directors, which had increased over the period.  Based on the report, we will increase our equity compensation for directors beginning in 2008 to $60,000 in value annually.  Newly-appointed directors will not receive any special grants upon joining the Board.

The following table sets forth information concerning compensation paid or accrued for services rendered to the Company in all capacities by the non-employee members of the Board for the fiscal year ended December 29, 2007:

Director Compensation Summary
For the Fiscal Year 2007

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1) (7)	Option Awards ($) (2) (7)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
John F. Cogan	50,000	(3)	14,944	8,041	—	—	916	(4)	73,901
Richard E. Colliver	50,000		17,547	0	—	—	1,156	(5)	68,703
Robert P. Hanafee, Jr	50,000	(3)	40,450	0	—	—	916	(4)	91,366
L. Ben Lytle	50,000	(3)	26,156	6,599	—	—	916	(4)	83,671
Dennis D. Oklak	50,000	(3)	14,464	12,456	—	—	916	(4)	77,836
Richard A. Rouse	50,000		62,331	8,056	—	—	7,384	(6)	127,771
Daniel C. Ustian	50,000	(3)	14,464	3,961	—	—	916	(4)	69,341
Roger A. Vandenberg	50,000		19,288	5,589	—	—	916	(4)	75,793

(1)          Stock awards consist of restricted stock units.  The amounts shown do not reflect compensation actually received by the non-employee directors.  Rather, these amounts are the compensation costs recognized by Monaco in 2007 for stock awards issued in 2006 and 2007 as determined pursuant to FAS 123R.  Directors Cogan, Colliver, Hanafee, Lytle, Oklak, Rouse, Ustian and Vandenberg each received 3,270 restricted stock units on September 13, 2007 valued at $40,450.  Directors Cogan, Hanafee, Lytle, Oklak, Rouse, Ustian and Vandenberg each received 3,000 restricted stock units on August 15, 2006 valued at $31,590  and Director Colliver received 4,000 restricted stock units on August 24, 2006 valued at $40,880.  The assumptions used to calculate the value of stock awards are set forth in Note 17 of the Notes to Consolidated Financial Statements included in Monaco’s Annual Report on Form 10-K for 2007.

(2)          The amounts shown do not reflect compensation actually received.  Instead, the amounts shown are the compensation costs recognized by Monaco in 2007 for stock option awards determined pursuant to FAS 123R.  Options with recognized expense in 2007 were as follows:  Director Oklak received a grant of 8,000 options on February 11, 2003 valued at $42,616; Director Cogan received a grant of 8,000 options on May 18, 2005 valued at $40,336; and Directors Hanafee, Lytle, Oklak, Rouse, Ustian and Vandenberg received grants of 4,000 options on September 30, 2005 valued at $19,868.  No stock options have been granted since 2005.  The assumptions used to calculate the value of option awards are set forth in Note 17 of the Notes to Consolidated Financial Statements included in Monaco’s Annual Report on Form 10-K for 2007.

(3)          Under the 1993 Stock Plan, the Directors can elect to receive a portion of their annual retainer in stock.  This amount includes $25,023 of director fees and 1,960 shares of Monaco Coach Corporation stock received in lieu of their cash retainer.

(4)          This amount represents dividend equivalent rights on 3,000 RSUs awarded on August 15, 2006 and 3,270 RSUs on September 13, 2007.

(5)          This amount represents dividend equivalent rights on 4,000 RSUs awarded on August 24, 2006 and 3,270 RSUs on September 13, 2007.

(6)          This amount represents $916 dividend equivalent rights on 3,000 RSUs awarded on August 15, 2006 and 3,270 RSUs awarded on September 13, 2007 and $6,468 medical and dental insurance premium equivalents from the Company.

(7)          The following table shows the aggregate number of stock and option awards held by each non-employee director as of December 29, 2007.

Name	Stock Awards (#)	Option Awards (#)
Richard E. Colliver	7,270	—
John F. Cogan	6,270	8,000
Robert P. Hanafee, Jr	6,270	18,700
L. Ben Lytle	6,270	23,500
Dennis D. Oklak	6,270	20,000
Richard A. Rouse	6,270	28,000
Daniel C. Ustian	6,270	16,000
Roger A. Vandenberg	6,270	24,250

PROPOSAL TWO—APPROVAL OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve a new employee stock purchase plan, the 2007 Employee Stock Purchase Plan (the “Purchase Plan”).  The Company’s former Employee Stock Purchase Plan has expired.  The Board has determined that it is still in the best interests of the Company and its stockholders to have an employee stock purchase plan and is asking the Company’s stockholders to approve the Purchase Plan.  The Board has reserved a total of 400,000 shares of the Company’s Common Stock for purchase under the Purchase Plan, subject to stockholder approval at the Annual Meeting.  Approval of the Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting.  The first offering period under the Purchase Plan commenced in July 2007, but the purchase of shares pursuant to this offering period is contingent on the Company receiving stockholder approval of the Purchase Plan.

Summary of the 2007 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation.  The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix A.

General

The Purchase Plan was adopted by the Board on June 21, 2007, subject to stockholder approval at the Annual Meeting.  The purpose of the Purchase Plan is to provide employees with an opportunity to purchase shares of the Company’s Common Stock through accumulated payroll deductions.

Administration

The Board, or a committee of members appointed by the Board, administers the Purchase Plan.  The Board, in its sole discretion, may delegate to one or more individuals all or any part of its authority and powers under the Purchase Plan.  All questions of interpretation or application of the Purchase Plan are determined by the Board (or its designee) and its decisions are final and binding upon all participants.

Eligibility

Each individual who is an employee of the Company (or any designated subsidiary of the Company) for tax purposes and who is employed by the Company (or a designated subsidiary) on the first day of the applicable offering period and whose customary employment with the Company or a designated subsidiary is at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan (i) to the extent that, immediately after the grant, such employee would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of the Company’s capital stock or the capital stock of one of the Company’s subsidiaries, or (ii) to the extent that his or her rights to purchase stock under all of the Company’s employee stock purchase plans accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year.

Offering Period

Unless otherwise determined by the Board, each offering period under the Purchase Plan will have a duration of approximately six (6) months, commencing on the first trading day on or after July 15 of each year and terminating on the last trading day in the period ending six (6) months later, and commencing on the first trading day on or after January 15 of each year and terminating on the last trading day in the period ending six (6) months later.  Notwithstanding the foregoing, the first offering period under the Purchase Plan commenced on July 16, 2007 and will end on the last trading day in the period ending twelve (12) months later, and the second offering period under the Purchase Plan will commence on the first trading day on or after July 15, 2008 and will end on the last trading day in the period ending six (6) months later.  To participate in the Purchase Plan, an eligible employee must authorize payroll deductions pursuant to the Purchase Plan.  Such payroll deductions may not exceed 10% of a participant’s compensation which he or she receives on each pay day during the offering period, and the aggregate of such payroll deductions during the offering period cannot exceed 10% of the participant’s compensation during the offering period.  Once an employee becomes a participant in the Purchase Plan, the employee automatically will participate in each successive offering period until the employee withdraws from the Purchase Plan or the employee’s employment with the Company or one of the Company’s designated subsidiaries terminates.  At the beginning of each offering period, each participant automatically is granted an option to purchase shares of the Company’s Common Stock.  The option expires at the end of the offering period or upon termination of employment, whichever is earlier, but is exercised at the end of each offering period to the extent of the payroll deductions accumulated during such offering period.

Purchase Price

Unless and until the Board determines otherwise, shares of the Company’s Common Stock may be purchased under the Purchase Plan at a purchase price of not less than 85% of the lesser of the fair market value of the Common Stock on (i) the first day of the offering period, or (ii) the last day of the offering period.  The fair market value of the Company’s Common Stock on any relevant date will be the closing price per share as reported on any established stock exchange or a national market system, or the mean of the closing bid and asked prices, if no sales were reported, as quoted on such exchange or reported in The Wall Street Journal.  In the absence of an established market for the Company’s Common Stock, the fair market value will be determined by the Board.

Payment of Purchase Price; Payroll Deductions

The purchase price of the shares is accumulated by payroll deductions throughout each offering period.  The number of shares of the Company’s Common Stock that a participant may purchase in each offering period will be determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price; provided, however, that a participant may not purchase more than 10,000 shares each offering period.  During an offering period, a participant may discontinue his or her participation in the Purchase Plan, and may increase or decrease the rate of payroll deductions in an offering period within limits set by the Board.

All payroll deductions made for a participant are credited to the participant’s account under the Purchase Plan, are withheld in whole percentages only, and may be used by the Company for any corporate purpose.  The Company will not be obligated to segregate such payroll deductions.  A participant may not make any additional payments into his or her account.

Withdrawal

Generally, a participant may withdraw from an offering period at any time by written or electronic notice without affecting his or her eligibility to participate in future offering periods.  Once a participant withdraws from a particular offering period, however, that participant may not participate again in the same offering period.  To participate in a subsequent offering period, the participant must deliver a new subscription agreement to the Company.

Termination of Employment

Upon termination of a participant’s employment for any reason, including by virtue of him or her having failed to remain customarily employed by the Company for at least twenty (20) hours per week during an offering period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Purchase Plan and the payroll deductions credited to the participant’s account (to the extent not used to make a purchase of the Company’s Common Stock) will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, and such participant’s option will automatically be terminated.

Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

Changes in Capitalization.  Subject to any required action by the Company’s stockholders, the number of shares of Common Stock covered by each option under the Purchase Plan which have not yet been exercised, the number of shares of Common Stock which have been authorized for issuance under the Purchase Plan but not yet placed under option, as well as the price per share of Common Stock covered by each option under the Purchase Plan which has not yet been exercised, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company.  Such adjustment will be made by the Board, whose determination will be final, binding and conclusive.

Dissolution or Liquidation.  In the event of the Company’s proposed dissolution or liquidation, the offering period then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the offering period then in progress by setting a new exercise date or to cancel each outstanding right to purchase and refund all sums collected from participants during the offering period then in progress.  If the Board shortens the offering period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board will notify each participant in writing, at least ten (10) days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.

Amendment and Termination of the Purchase Plan

The Board may at any time amend or terminate the Purchase Plan including the term of any offering period then outstanding.  Generally, no such termination can adversely affect options previously granted.  The Purchase Plan will terminate in 2037, unless the Board terminates it earlier.

New Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions.  Accordingly, future purchases under the Purchase Plan are not determinable.  Non-employee directors are not eligible to participate in the Purchase Plan.  While the first offering period under the Purchase Plan commenced in July 2007, no purchases have been made under the Purchase Plan since its adoption by the Board.  For illustrative purposes, the following table sets forth (i) the number of shares of our Common Stock that were purchased during the last full fiscal year during which the 1993 Employee Stock Purchase Plan was in operation, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Individual or Group	Purchase Date	Number of Shares Purchased	Average Per Share Purchase Price ($)	Fair Market Value at Date of Purchase ($)
Kay L. Toolson Chairman of the Board and Chief Executive Officer	1/15/2006	—	—	—
	7/15/2006	—	—	—

John W. Nepute President	1/15/2006	542	11.05	13.01
	7/15/2006	562	9.78	11.51
P. Martin Daley Vice President and Chief Financial Officer	1/15/2006	—	—	—
	7/15/2006	—	—	—
Richard E. Bond Senior Vice President, Secretary and Chief Administrative Officer	1/15/2006	381	11.05	13.01
	7/15/2006	445	9.78	11.51

Michael P. Snell Vice President of Sales and Marketing	1/15/2006	703	11.05	13.01
	7/15/2006	302	9.78	11.51
All executive officers, as a group (1)	1/15/2006	2,196	11.05	13.01
	7/15/2006	1,309	9.78	11.51
All directors who are not executive officers, as a group (2)	1/15/2006	—	—	—
	7/15/2006	—	—	—
All employees who are not executive officers, as a group	1/15/2006	31,970	11.05	13.01
	7/15/2006	34,169	9.78	11.51

(1)          All executive officers as a group six (6) persons.

(2)          Directors who are not employees of the Company are not eligible to participate in the Purchase Plan.

Certain Federal Income Tax Information

The following brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended.  Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of.  Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period.  If the shares are sold or otherwise disposed of more than two (2) years from the first day of the applicable offering period and one (1) year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.  Any additional gain will be treated as long-term capital gain.  If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price.  Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase.  The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN.  IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

The approval of the Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ADOPTION OF THE 2007 EMPLOYEE STOCK PURCHASE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

PROPOSAL THREE—APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE
VARIABLE COMPENSATION PLAN

Our Board of Directors has amended and restated our Executive Variable Compensation Plan (the “Bonus Plan”), subject to the approval of the holders of a majority of the shares of our common stock that are present in person or by proxy at the Annual Meeting.  If the stockholders approve the amended and restated Bonus Plan, it will replace the current version of the Executive Variable Compensation Plan.  If the stockholders do not approve the amended and restated Bonus Plan, the current Bonus Plan will remain in effect.

Our Board has amended the Bonus Plan to provide the Company with greater flexibility in structuring bonus arrangements for its most senior executives, which it believes will align the interests of those executives and the stockholders to create long-term stockholder value, and to update the plan in light of recent guidance issued by the Internal Revenue Service relating to “performance-based” compensation under Section 162(m) of the Internal Revenue Code.  The Board believes that plans such as the Bonus Plan increase the Company’s ability to achieve this objective, which the Board believes will help the Company to recruit, reward, motivate and retain talented executives.

The following paragraphs provide a summary of the principal features of the Bonus Plan and its operation.  The Bonus Plan is set forth in its entirety as Appendix B to this Proxy Statement.  The following summary is qualified in its entirety by reference to Appendix B.

Purpose

The purpose of the Bonus Plan is to motivate key executives to perform to the best of their abilities and to achieve the Company’s objectives.  The Bonus Plan accomplishes this by paying awards under the Bonus Plan only after the achievement of the specified goals.

The Bonus Plan also is designed to qualify awards under the Bonus Plan as “performance-based” compensation under Section 162(m).  Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1,000,000 in compensation in any one year.  However, if we pay compensation that is “performance-based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1,000,000 during a single year.  The Bonus Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate

The Compensation Committee selects the employees (and employees of our affiliates) who will be eligible to receive awards under the Bonus Plan.  The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because the Compensation Committee has discretion to select the participants.  However, we expect that approximately two to six executives will participate in the Bonus Plan in any year.

Target Awards and Performance Goals

For each performance period, the Compensation Committee assigns each participant a target award and performance goal or goals that must be achieved before an award actually will be paid to the participant.  The participant’s target award is generally expressed as a percentage of his or her base salary earned during a performance period, but may be designated as a dollar amount or in some other manner as the Compensation Committee may determine.  The performance goals will require the achievement of objectives based on one or more of the following financial measures:

•	cash position	•	return on assets

•	earnings before interest and taxes	•	return on equity

•	earnings before interest, taxes, depreciation and amortization	•	return on net assets

•	earnings per share	•	return on sales

•	net income	•	revenue

•	operating cash flow	•	total shareholder return

•	operating income

Actual Awards and Awards to be Granted to Certain Individuals and Groups

After the performance period ends, the Compensation Committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded.  The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained.  However, the Bonus Plan limits actual awards to a maximum of $3,000,000 per person in any performance period, even if the formula otherwise indicates a larger award.

Awards under the Bonus Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined.  There is no assurance that the pre-established performance goals will be achieved and therefore is no assurance that the target awards shown below (or any awards at all) actually will be paid.

For our 2008 fiscal year, the Compensation Committee has designated Kay Toolson, our Chairman of the Board and Chief Executive Officer, and John Nepute, our President, as participants in the Bonus Plan.  Each executive is eligible to receive an award under the Bonus Plan as follows:

•                  The award is based on achievement by the Company in fiscal 2008 of a target level of earnings before interest, taxes, depreciation and amortization (EBITDA) (calculated before bonuses but including equity-based compensation charges) of $39,774,000.

•                  A minimum level of return on equity (EBITDA as a percentage of beginning stockholders’ equity) must be achieved by the Company in fiscal 2008 before any bonuses will be paid under the Bonus Plan.  The minimum return on equity necessary to receive an award under the Bonus Plan for fiscal 2008 is 6%.

•                  The Compensation Committee established target bonus levels for each executive that are defined as a percentage of base pay.  Actual bonuses equal to a multiple of an executive’s target bonus amount will be paid based on achievement of the targets for fiscal 2008 by the Company as follows (intermediate percentages are interpolated linearly):

Target EBITDA Achievement	Target Bonus %
50%	No Bonus
75%	50%
100%	100%
125%	150%
150%	200% (maximum)

The Compensation Committee approved target bonuses for Bonus Plan participants* as follows:

Name	Target Bonus**	Maximum Bonus Potential**
Kay L. Toolson	$973,440	$1,946,880

John W. Nepute	435,961	871,922

Total	$1,409,401	$2,818,802

*	Messrs. Toolson and Nepute are the only participants in the Bonus Plan for the 2008 fiscal year. Non-employee members of the Board of Directors are not eligible to participate in the Bonus Plan.
**	Based on base salaries currently in effect.

If the Company’s stockholders do not approve the amended and restated Bonus Plan, then the Compensation Committee may consider an alternative compensation arrangement to properly incentivize the designated participants in the Bonus Plan.

Actual awards generally are paid in cash within two and one-half months after the performance period ends.  If a participant terminates employment before the end of the performance period in which the bonus is to be earned, the Compensation Committee has discretion to pay out part or all of the award to the extent the bonus would have otherwise been earned had the participant remained employed through the end of the performance period.  In addition, the Compensation Committee has the discretion to pay out all or part of an award upon a participant’s termination as a result of his or her death or disability or upon a change of control or in connection with a termination of employment following a change of control of Monaco Coach.

Administration, Amendment and Termination

The Compensation Committee administers the Bonus Plan.  Members of the Compensation Committee must qualify as outside directors under Section 162(m).  Subject to the terms of the Bonus Plan, the Compensation Committee has sole discretion to:

•                  select the employees who will receive awards;

•                  determine the target award for each participant;

•                  determine the performance goals that must be achieved before any actual awards are paid;

•                  determine a formula to increase or decrease an award to reflect actual performance versus the predetermined performance goals; and

•                  interpret the provisions of the Bonus Plan.

The Compensation Committee may amend or terminate the plan at any time and for any reason.  An amendment also will be submitted for shareholder approval if necessary to maintain the Bonus Plan’s compliance with Section 162(m).

Vote Required

The approval of the Monaco Coach Corporation Executive Variable Compensation Plan, as amended and restated, requires the affirmative vote of a majority of the shares of our Common Stock present or represented and voting at the Annual Meeting.

THE BOARD OF DIRECTORS BELIEVES THAT THE EXECUTIVE VARIABLE COMPENSATION PLAN PROVIDES A STRONG INCENTIVE FOR PARTICIPATING EXECUTIVES TO WORK TO INCREASE THE VALUE OF THE COMPANY WHILE ALSO QUALIFYING THEIR BONUSES FOR FEDERAL INCOME TAX DEDUCTIBILITY AND RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED EXECUTIVE VARIABLE COMPENSATION PLAN.

PROPOSAL FOUR—RATIFICATION OF
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP, an independent registered public accounting firm, to audit our financial statements for the fiscal year ending January 3, 2009, and recommends that the stockholders vote for ratification of such appointment.  In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.  A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting.

Fees to PricewaterhouseCoopers LLP for Fiscal Years 2007 and 2006

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for fiscal years 2007 and 2006 and fees billed for audit-related services and all other services rendered by PricewaterhouseCoopers LLP for these periods:

	2007	2006
Audit-fees (1)	$749,775	$960,680
Audit-related fees (2)	23,800	23,800
Tax fees (3)	0	0
All other fees (4)	0	47,462
Total Fees	$773,575	$1,031,942

(1)          Audit fees—These are fees for professional services performed by PricewaterhouseCoopers LLP in auditing our annual financial statements and our internal control over financial reporting.  This included reviewing our quarterly financial statements.  These fees also include services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)          Audit-related fees—These are fees for the assurance and related services performed by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements.  For 2007 and 2006, these fees consisted primarily of employee benefit plan audits.

(3)          Tax Fees— There were no tax fees for 2006 or 2007.

(4)          All other fees—These are fees for permissible services performed by PricewaterhouseCoopers LLP that do not fall within the above categories.  For 2006, these fees consisted of consultation regarding responding to an SEC comment letter.

All services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee, which concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.  The Audit Committee’s current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent auditors.

Vote Required

The affirmative vote of a majority of the shares of our Common Stock present or represented and voting at the Annual Meeting will be required to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 3, 2009.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Monaco Coach Corporation specifically incorporates it by reference into such filing.

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended December 29, 2007.

The Audit Committee of the Board of Directors has:

•                  Reviewed and discussed Monaco Coach Corporation (the “Company”) audited financial statements for the fiscal year ended December 29, 2007 with the Company’s management.

•                  Reviewed and discussed with the Company’s management the process designed to achieve compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

•                  Discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for fiscal 2007, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380).

•                  Reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and has discussed with PricewaterhouseCoopers LLP its independence from the Company.

•                  Considered whether the provision of non-audit services as noted under Proposal Four is compatible with maintaining the independence of PricewaterhouseCoopers LLP and has determined that such provision of non-audit services is compatible.

Based on the foregoing review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2007.

AUDIT COMMITTEE

Dennis D. Oklak, Chair

John F. Cogan

Roger A. Vandenberg

REPORT OF THE COMPENSATION COMMITTEE

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Robert P. Hanafee, Jr., Chair

Richard E. Colliver

L. Ben Lytle

Richard A. Rouse

Daniel C. Ustian

Compensation Committee Interlocks and Insider Participation

During fiscal 2007, the Compensation Committee of the Board of Directors included Directors Colliver, Hanafee, Lytle, Rouse and Ustian.  None of the members of the Compensation Committee has interlocking relationships as defined by the Securities and Exchange Commission or had any relationships requiring disclosure by the Company under the Securities and Exchange Commission’s rules requiring disclosure of certain relationships and transactions with related persons.

COMPENSATION DISCUSSION AND ANALYSIS

AND

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary objectives of our executive compensation and benefit program are to:

•                  Align the interests of our executive team and our stockholders by providing rewards for superior performance and direct consequences for sub-par performance;

•                  Deliver a significant portion of the overall reward program through equity-based compensation, as our Compensation Committee believes this promotes long-term strategic focus and goal accomplishment;

•                  Tie both short-term and long-term rewards to pre-established financial measures of the business that are linked with individual performance objectives; and

•                  Provide a compensation package that, in terms of overall rewards, is market-based, competitive with our peers and promotes the retention of critical talent.

To achieve these objectives we have developed and implemented a multi-tiered executive compensation program consisting of executive base pay, cash bonuses that may be earned under our Annual Incentive Plan and longer-term performance-based equity awards under our Long-Term Incentive Plan.  Total compensation combining all three components is targeted at the midpoint of the market.  For our executives to realize their entire package of compensation-related benefits, Monaco must meet or exceed challenging performance goals.

Compensation Committee

Our Compensation Committee is appointed by our Board, and consists of directors whom we believe are independent for purposes of the rules of the New York Stock Exchange, are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934.  For 2007, our Compensation Committee was comprised of Richard E. Colliver, Robert P. Hanafee, Jr., L. Ben Lytle, Richard A. Rouse and Daniel C. Ustian, and is chaired by Mr. Hanafee.

Our Compensation Committee is responsible for reviewing and ensuring the integrity of our compensation program design, approving salary levels, determining incentive compensation and benefit plans for our Chief Executive Officer and for our other executive officers, including the officers listed in the Summary Compensation Table whom we refer to as our “Named Executive Officers.”  In the case of the Chief Executive Officer’s base salary, the recommendation of our Compensation Committee is reviewed and approved by our Board.  With respect to other executive officers, our Compensation Committee reviews the recommendations for such individuals presented by the Chief Executive Officer, based upon market data, and approves or modifies the compensation packages for such individuals.  The Board is also consulted on any large scale compensation program design changes.

Our Compensation Committee has the authority to, and actively uses, the services of compensation consultants to carry out their duties.  The Compensation Committee, to remain current with regulatory changes and market best-practices, receives periodic briefings from its outside compensation consultant, outside legal counsel and our Vice President of Human Resources.

Compensation Consultant

In 2005, our Compensation Committee retained Towers Perrin, a nationally-recognized human resources consulting firm, to act as its independent compensation consultant.  Towers Perrin continues to assist our Compensation Committee, our Chief Executive Officer and our Vice President of Human Resources in the evaluation of competitive market changes for executive pay and in providing recommendations regarding the adjustments for base pay, annual incentive pay and long-term incentive compensation targets.  This includes the evaluation and recommendation of plan design, pay rate and short and long-term award plans target changes based on competitive market factors.  Additionally, Towers Perrin assists with the annual evaluation of our performance against those companies that our Compensation Committee has selected as members of our peer group for purposes of determining payouts under certain components of our Long-Term Incentive Plan.

Executive Role in Establishing Compensation

Our Chief Executive Officer is responsible for reviewing the performance of our senior executives, including our Named Executive Officers, and making compensation recommendations to our Compensation Committee for those executives.  Our Compensation Committee reviews the recommendations presented by our Chief Executive Officer and approves or modifies the compensation packages for such individuals.  Additionally, our Chief Executive Officer may make base pay adjustments and allocate awards to lower-tier executives without specific discussion with our Compensation Committee within the established framework of our executive compensation pay program.  Our Chief Executive Officer participates in the meetings of the Compensation Committee, but the Committee meets in private when it discusses his compensation or when it otherwise deems it necessary to do so.

Our Vice President of Human Resources also participates in Compensation Committee meetings.  He is responsible for working with the compensation consultant in the design and management of all facets of the executive compensation program and reports to the Compensation Committee in this role.  He is also responsible for the implementation and the day-to-day management of the executive compensation program.  He may serve as secretary of the meetings and is responsible for ensuring that written minutes of the meetings are prepared.

Benchmarking

Our executive compensation program is based on a market-based compensation philosophy targeting the midpoint (50th percentile) of the market for comparable positions in similarly-sized organizations.  Our Compensation Committee and executive management believe that the midpoint of the market is the appropriate target point for compensation.  With respect to the Long-Term Incentive Plan component of our pay plan, our Compensation Committee believes that the performance of the corporation should attain the 60th percentile of our peer group for our executives to achieve target award levels.

Our compensation evaluation process utilizes a two-tier approach for benchmarking our executive compensation.  The first benchmark consists of a larger group of companies with revenue levels similar to ours in a broader industrial group.  To further validate market compensation data and to assure the fairness and equity of our rewards program, we also use a secondary reference consisting of a comparator group of 19 related peer companies.  These are used to evaluate and compare Monaco’s compensation program design, compensation rates, performance and stockholder value creation objectives.

A significant portion of the recreational vehicle industry is comprised of privately held smaller manufacturers, which makes it somewhat difficult to obtain salary data.  There are currently five “direct competitor” companies in the peer comparator group.  Our Compensation Committee and Towers Perrin felt that this would be too small a group to provide a meaningful and valid comparison and therefore also included similar-sized companies in the truck and heavy equipment manufacturing and related transport manufacturing industries.

The following 19 companies comprised the comparator group for 2007:

Direct Competitors	Related Manufacturing/Transport
Coachmen Industries, Inc.	Arctic Cat, Inc.
Fleetwood Enterprises	Champion Enterprises, Inc.
National RV Holdings, Inc.*	Baldor Electric
Thor Industries, Inc.	Cummins, Inc.
Winnebago Industries	Harley-Davidson, Inc.
Parker Hannifin Corporation
Truck and Heavy Transport Manufacturing	Polaris
Dover Corporation	Regal-Beloit Corporation
Greenbrier Companies	Spartan Motors
Oshkosh Truck Corporation
Paccar, Inc.
Trinity Industries

*In 2007 National RV Holdings, Inc. filed for bankruptcy and will be removed from the peer group beginning in 2008.

Activities of the Compensation Committee in 2007

In 2007, our Compensation Committee met on four occasions.  These meetings were attended by our Chief Executive Officer and our Vice President of Human Resources, except when the Committee met in executive session.  A representative of Towers Perrin participated in two of these meetings.

Our Compensation Committee took a number of significant actions in 2007:

•                  Reviewed our results of operations for 2006 and determined that the performance targets for our Annual Incentive Plan had not been met and that no bonuses would be paid to executives with respect to 2006.

•                  Established and approved target measures for the 2007 Annual Incentive Plan and Executive Variable Compensation Plan and for the performance share award component of our Long-Term Incentive Plan. Additionally, the performance based restricted stock unit performance targets were established.

•                  Reviewed and approved base pay changes and made award grants pursuant to the Long-Term Incentive Plan.  The Committee considered pay adjustments based on individual performance and market pay movement for similar positions, using the midpoint of the market.  The base pay changes were awarded contingent on the Company meeting its first quarter forecast.  These targets were achieved and the base pay adjustments were awarded.

•                  Reviewed the restricted stock unit performance objectives that were established for our Chairman and our President and determined that such measures had been satisfied and therefore the restricted stock units granted in 2006 would vest on the third anniversary of their grant.

•                  Reviewed and approved grants of restricted stock units to the non-employee members of our Board of Directors.

Compensation Program Design

Our executive compensation program is designed to be a market-based program that allows us to attract, motivate and retain key talent.  For the past several years, the recreational vehicle industry has been challenged with soft market conditions and robust competition.  In part because of the changes that we made to our executive compensation program in 2005, Monaco has been able to retain the majority of its key executive talent.  This has been a critical element in the Company’s ongoing success during these challenging times.

Elements of Compensation

Our executive compensation program consists of three principal elements: base cash compensation, annual bonus cash compensation under our Annual Incentive Plan and long-term equity awards under our Long-Term Incentive Plan.  In 2007, our Chief Executive Officer had approximately 71% of his total potential target compensation directly linked to the attainment of established performance objectives.  Our President had approximately 67% of his total potential target compensation linked to the attainment of established performance objectives.   Pay packages for our other Named Executive Officers are also directly related to the achievement of business results.  Depending on the position, between 37% and 42% of their total potential target compensation is delivered in the form of variable, performance-based awards.  The actual mix or percentage of each element of the total pay package for each position has been determined based on market criteria.  The market midpoint is the target for total compensation.

Our management and our Compensation Committee believe that the mix of the three elements creates the correct tension and balance between several competing objectives: short-term versus long-term results; individual performance versus team performance; and short-term pay (cash) versus long-term rewards (equity).

We compete for talent both within and outside the recreational vehicle industry.  Many of our key executives, including our Named Executive Officers, possess skills and experience that are readily transferable to other industries.  The challenge in the design and administration of our executive pay program is to maintain an internally equitable pay program while recognizing market forces both within and outside the immediate industry.  Our experience has shown that we have been successful in this effort, in part, through our pay program design.

Base Pay

•                  We have established a base salary structure that utilizes relatively broad pay bands.  The midpoint of the pay band is the 50th percentile of the market for similar jobs. This is where we target base pay for each of our executives, adjusted for individual performance and experience.

•                  We group positions based on levels of responsibility using market-based salary data and an internal review of relative responsibility.

•                  The pay policy does not allow an employee to exceed the maximum of the pay range.  An employee’s base pay may be established anywhere within the pay range, based upon performance, experience and service.

•                  We review salaries on an annual basis utilizing market data.  Pay adjustments are considered based on market pay changes, individual performance and where the individual currently falls within the pay range.

At the end of the first quarter of 2007, we adjusted the base salaries of our Named Executive Officers to recognize changing market pay conditions.  As in prior years, individual performance, responsibility and service were also factored into the adjustments for our Named Executive Officers.  Base salaries of our Named Executive Officers were increased by 4%.  Additionally, Mr. Nepute, President, Mr. Daley, Chief Financial Officer, Mr. Bond, Chief Administrative Officer, and Mr. Snell, Vice President of Sales and Marketing, received an additional adjustment in order to move them closer to the market midpoint for their respective positions.  We increased Mr. Toolson’s base salary by 4%, placing him above the market midpoint but well within the market pay range for similar officers.  In making Mr. Toolson’s salary adjustment, the Committee considered Mr. Toolson’s central role in leading the organizational changes that resulted in the solid performance attained by the company in a very difficult market. The Committee and Board also considered Mr. Toolson’s many years of service to Monaco Coach Corporation and his 35+ years of industry knowledge.

Annual Incentive Plan

•                  We have established annual cash bonus pay targets for our executive officers, expressed as a percentage of base salaries for each pay grade using the same criteria we use for base pay midpoint of the market salary data.  The annual cash bonus targets for our Named Executive Officers range from 45% of base salary to 100% for our Chief Executive Officer.  As we explain below, for 2007 the executives earned slightly below the target payout level for the annual incentive plan.  Our Chairman, Mr. Toolson, and our President, Mr. Nepute, participate in the Executive Variable Compensation Plan which generally follows the same parameters as the Annual Incentive Plan used for other executives.  For purposes of this Proxy, references to the Annual Incentive Plan include Messrs. Toolson and Nepute who participate in the Executive Variable Compensation Plan.

•                  The “performance period” for the Annual Incentive Plan is our fiscal year.

•                  The indicator we have used to measure our performance for purposes of cash bonus payments is our consolidated earnings before interest, taxes, depreciation and amortization (known as “EBITDA”).  EBITDA is defined for purposes of the Plan as earnings before payment of bonuses but after any deduction of stock-based compensation.  EBITDA was selected as the primary measure since we believe it best aligns with key measures of Monaco’s business strategy and strongly correlates with stockholder value creation.  The target performance measures are established annually by the Committee.

•                  In addition to the EBITDA target, Monaco must attain a minimum level of Return on Equity before any bonus can be paid under our Annual Incentive Plan.  We define “Return on Equity” as earnings before interest, tax, depreciation, and amortization divided by beginning stockholders’ equity.

•                  We fully review the performance targets with our Named Executive Officers and all other executives.  We publish internal periodic reports, which reflect year-to-date corporate performance and year-to-date results for the Annual Incentive Plan.

•                  Cash bonus payments may range from zero to 200% of the executive’s target amount based on Company and individual performance.  The chart below shows the scale in greater detail.  If the actual performance is above the 50% threshold, the bonus pool begins to be funded.

Threshold (50% of EBITDA target)	No Bonus
75% of EBITDA target	50% of Target Bonus
Target (100% of EBITDA target)	100% of Target Bonus
125% of EBITDA target	150% of Target Bonus
Maximum (150% of EBITDA target)	200% of Target Bonus

•                  In February 2007, our Compensation Committee established the 2007 Annual Incentive Plan target EBITDA measure at $44,127,000.  In setting this target, consideration was given to the economic outlook for our Company and our industry, industry performance forecasts for unit shipping, historical performance measures and our current budget and forecasts.  Given the challenging market conditions at that time and that were projected to continue at least through 2007, the Committee felt that the established target would be a difficult goal to achieve.  In 2007, we achieved approximately 96% of the EBITDA target, which resulted in our Named Executive Officers receiving a cash bonus payment for 2007 of approximately 92% of their target bonus amounts.

Even though the 2007 performance target that was established was considered to be quite challenging given the business environment, the market for our products actually proved to be more difficult than originally anticipated. The class A motorhome retail sales market, which was already down from prior years, declined an additional 7.7% from 2006 to 2007.    Our motorized recreational vehicle segment represents 78% of Monaco’s revenue.    In addition, all segments of our business felt the effects of declining consumer confidence, weakening housing and equity markets and high fuel prices.

The Company was able to attain its performance objectives in spite of the declining markets due to a number of innovative initiatives.  These included the enhancement of our product line; creation of business venture partnerships; and cost reduction efforts in raw material procurement, health care and plant consolidations.  This resulted in increased market share, expense reductions and improved earnings for Monaco, in a declining market.  In 2007, our motorized segments net sales increased by 6% while our overall SG&A expenses declined by almost $3,000,000.

•                  Our Compensation Committee established a 6% Return on Equity, as a minimum level of performance for 2007, which was attained.

Long-Term Incentive Plan

•                  We deliver value under our Long-Term Incentive Plan through two primary types of equity awards—restricted stock units and performance share awards.  Restricted stock units and performance share awards were selected because we believe they closely align with stockholder value creation, incorporate clear measures of operating performance and establish retention value for critical executive talent.

•                  We establish target award opportunities for each pay grade in our executive salary structure, providing award opportunities that we believe are competitive with comparable positions in the market place.  The annual Long-Term Incentive Plan award targets for our Named Executive Officers range from 60% of base salary to 150% for our Chief Executive Officer. The respective targets for the various Named Executive Officers are largely based on comparative market pay data.

•                  We grant 50% of the annual award in the form of restricted stock units.  For our Named Executive Officers other than our Chief Executive Officer and President, the units vest at the rate of 25% annually from the date of grant, subject to the continued employment of the individual.  In the case of our Chief Executive Officer and our President, awards vest in full at three years from the date of grant, but only if we achieve at least a specified Return on Equity in the first year of the award, or a specified average Return on Equity over the three-year period.  For 2007, the specified Return on Equity was 10%.  In 2007, Monaco exceeded the 10% threshold, and, therefore, the restricted stock units granted to our Chief Executive Officer and our President in 2007 have been earned and will be paid in accordance with the vesting schedule.

•                  We grant the remaining 50% of the Long-Term Incentive Plan award in the form of performance share awards.  These awards vest based upon the achievement of pre-established performance criteria that compare Monaco’s performance against our 19 peer group companies over a three-year performance period.  During the phase-in of the new plan, a single two-year performance period was utilized.  If the performance criteria are met, awards are distributed to the participants in the form of shares of our Common Stock.

•                  Actual performance share award payouts may range from zero to 200% of the original award grant based on relative peer group performance as measured by our Total Shareholder Return and Return on Net Assets.  For payout to occur at target (100%), our relative performance must be at or above the 60th percentile of the peer group.  The Total Shareholder Return and Return on Net Assets measures are each worth 50% of the total award value.

•                  We determine Total Shareholder Return by using the daily average stock price during the month preceding the start of the performance period and comparing it to the daily average price for the last month of the performance period.  The results are calculated using the cumulative stock price change and dividends for each of the peer companies as well as for Monaco, thereby establishing our relative ranking.  We believe that using Total Shareholder Return as a measure allows us to effectively assess our relative value creation for our stockholders.

•                  We define Return on Net Assets as net income divided by net assets (total assets minus non-interest bearing current liabilities).  Performance is determined by calculating the average annual return on net assets for each year of the performance period.  As with Total Shareholder Return, the results are calculated for each of the peer companies and our performance is ranked against the peers.  A minimum level of Return on Net Assets, which is established by the Compensation Committee for each performance period, must be achieved before an award is earned.  We believe that using Return on Net Assets as a measure provides an assessment of our efficiency with respect to our use of capital.

The tables below reflect the relationship of company performance to award payouts for each measure:

Total Shareholder Return

TSR Percentile Ranking vs. Peers	TSR Payout %
90th	200%
80th	150%
70th	125%
60th	100%
50th	75%
40th	50%
30th	25%
<30	0%

Return on Net Assets

RONA Percentile Ranking vs. Peers	RONA Payout %
>90th	200%
80th-89th	150%
70th-79th	125%
60th-69th	100%
50th-59th	75%
40th-49th	50%
30th-39th	25%
<30th	0%

•                  We fully review our Total Shareholder Return and Return on Net Asset performance targets with our executives.  We publish internal periodic reports reflecting year-to-date corporate performance and the related results of the Long-Term Incentive Plan.

•                  For both restricted stock units and performance share awards, the number of shares awarded is determined by using the closing price of our Common Stock on the date the awards are granted.    The base salary for each Named Executive Officer is multiplied by their respective Long-Term Incentive Plan target percentage.  This figure is then divided by the closing stock price, resulting in the target Long-Term Incentive Plan award.  The Compensation Committee typically approves these grants at a pre-scheduled meeting in the first quarter of each year.

•                  In 2007, the first performance period was completed.  The Company did not  attain the 30th percentile ranking of the peer group using the Return on Net Asset calculation resulting in no payout for this component.  With respect to Total Shareholder Return, the Company achieved a percentile ranking of 31.5, resulting in a payout for 2007 of 28.75% of target award for Total Shareholder Return (or 14.375% of the total performance share awards program).

Audit and Approval of Awards

Our Chief Financial Officer reviews the calculations of  Monaco’s performance against the pre-established targets for the Annual Incentive Plan and the Long-Term Incentive Plan before awards are settled.  The findings are reported to our Compensation Committee and the Committee approves the final payouts.  The outside compensation consultant independently reviews the Total Shareholder Return and Return on Net Assets performance results.  The Compensation Committee, in its sole discretion, may eliminate or reduce an actual award payable to any participant below that which otherwise would be payable.

Personal Benefits and Perquisites

We provide limited perquisites to our Named Executive Officers and other executives.  Our philosophy is to minimize the use of executive perquisites and other benefits and focus on performance-based rewards.  These individuals receive $120,000 of life insurance coverage in excess of what other salaried employees receive, as well as slightly greater long-term disability benefits.  Additionally, the Compensation Committee permits the Chief Executive Officer to take a portion of his bonus in the form of limited use of the corporate jet for purposes of personal travel.  The incremental costs for this usage are reflected in Mr. Toolson’s compensation in the Summary Compensation Table under the caption “All Other Annual Compensation.”  We have traditionally not provided other executive perquisites such as special executive financial planning assistance, tax services, automobile leases, deferred compensation programs or country club memberships.

Our Named Executive Officers also receive the same benefits that we provide other employees.  These include traditional benefits such as health care insurance, dental insurance and vacation.  We also provide a 401(K) Plan and vision care insurance.  Executives participate in these programs on terms consistent with those offered to all other salaried employees.

Employee Stock Purchase Plan

The Employee Stock Purchase Plan is available generally to all employees, including Named Executive Officers.  However, our Chief Executive Officer is currently not eligible since the plan limits participation to employees who own less than 5% of our Common Stock.  The plan allows employees to purchase shares of our Common Stock directly from Monaco.  An eligible employee may authorize payroll deductions each pay period up to a maximum of 10% of his or her base pay and sales commission.  These amounts are accumulated and, at the end of each offering period, applied to the purchase of Common Stock.  The purchase price is 15% less than the fair market value on the first or last day of the offering period, whichever is lower.

Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits the deductibility for federal tax purposes of compensation paid to our Chief Executive Officer and certain other of our highest paid executives to $1,000,000 annually, unless it falls within certain exemptions including compensation that is considered “performance-based.”  Although we seek to design the relevant components of our executive compensation to be performance-based under Section 162(m), in 2007 we were not able to deduct the full amount of Mr. Toolson’s cash bonus payment due to limits established in 2004 that were overlooked in subsequent years when revised performance targets were implemented.  No deductions were lost in 2005 or 2006 because no bonuses were earned.  To address this issue for future bonus payments to the executives to whom Section 162(m) would apply, we are asking, in Proposal Three, that our stockholders approve an amended and

restated Executive Variable Compensation Plan.   If the amended plan is approved, we believe that the only components of our executive compensation plan that would be subject to the limitations of Section 162(m) would be the base salaries of Mr. Toolson and Mr. Nepute and the base salaries, bonuses and certain equity awards of our other executives.  In the case of named executive officers other than Mr. Toolson, the levels of their cash and other compensation have not to date reached the $1,000,000 deduction limit.

Employment Agreements

We currently do not have employment agreements or change-of-control agreements with our executive officers.  However, the Annual Incentive Plan and Long-Term Incentive Plan contain special provisions for vesting and payment in the event of a change of control.

Post-Termination Compensation

Retirement

All employees, including executives, are eligible to retire on or after age 62 if the individual has at least five years of service on the date of retirement.  We do not have a defined benefit retirement plan and the impact of retirement is limited to a few specific plans as outlined below:

•                  Annual Incentive Plan—In the event a participant in this program retires, the participant is entitled to receive a pro-rated amount of the cash bonus that would have otherwise been earned during the performance period had the employee remained an employee.  In the case of Mr. Toolson and Mr. Nepute, the Compensation Committee could award all or a portion of the bonus to the extent it would otherwise be earned pursuant to the terms of the Executive Variable Compensation Plan, in which they are currently the only participants.

•                  Long-Term Incentive Plan—Performance Share Awards—In the event a holder of a performance share award retires, the holder is entitled to receive 100% of the award that would otherwise have been earned had he or she remained employed through the end of the performance period.

•                  Long-Term Incentive Plan—Restricted Stock Units—In the event a holder of restricted stock units retires, 100% of the participant’s restricted stock units will vest.  For Messrs. Toolson and Nepute, restricted stock units will be earned if the minimum Return on Equity target is achieved following retirement.

•                  Stock Options—In the event a participant retires, all of the participant’s stock options become fully vested and exercisable for grants made after May 17, 2002.  Options must be exercised within 12 months of the date of retirement.

•                  Retiree Medical—Employees between the ages of 62 and 65 may elect to continue health care coverage at a discounted premium rate until age 65.

Death or Disability

For each award type the provision is the same as for retirement except that performance share awards are pro-rated for the employee’s period of participation, all stock options fully vest and retiree health care coverage is not included.

Involuntary Termination Without Cause

Performance share awards are treated the same as for “Retirement” noted above.  All other award types are forfeited.  The executive may be eligible for “Retiree Medical” coverage if they meet plan requirements.

Change of Control

In the event of a change of control of Monaco, employees who are employed through the consummation of the change of control will receive the following benefits:

•                  Annual Incentive Plan—Awards for the performance period are deemed earned and paid out as if all performance objectives had been earned at target levels.  Awards are paid upon consummation of the change of control;

•                  Long-Term Incentive Plan/Performance Share Awards—Awards are paid as if performance objectives had been earned at target levels.  Awards are paid upon consummation of the change of control;

•                  Long-Term Incentive Plan/Restricted Stock Units—If, within 12 months after a change of control, (i) Monaco (or the affiliated company employing the participant) terminates the employment of the participant without Cause or (ii) the participant resigns for Good Reason (as those terms are defined in the 1993 Stock Plan), then 100% of the restricted stock units will immediately vest in full; and

•                  Stock Options—Options will be assumed by the acquiring company or an equivalent right will be substituted.  If the acquiring company does not assume or substitute the option, all options vest and become exercisable in full.

Stock Ownership Guidelines

We do not currently require our executives to own a minimum amount of our Common Stock.  Our Chief Executive Officer and our President have historically held significant blocks of stock, and other Named Executive Officers also hold relatively sizeable positions.

Conclusion

We believe we have developed an equitable compensation program that incentivizes the appropriate behavior of our executives and is targeted to deliver the correct results.  Our target rates for each element of the package, as well as the total package, are benchmarked to the market midpoint (50th percentile).  This assumes that Monaco delivers business results that meet or exceed the median of our peers.  For business performance that exceeds this, our executives have an opportunity to earn greater rewards than the market midpoint; awards are currently capped at two times the target payment amount for the Annual Incentive Plan and performance share awards.  To achieve these maximum payouts, requires extraordinary performance, but is not out of reach or an unrealistic goal.

Our pay elements have been benchmarked against similar-sized companies both within and outside our industry.  In summary, we believe the components and the pay and award levels are competitive and reflect favorably when one considers the caliber of our Named Executive Officers.

We believe that the current program also provides a competitive base rate of pay, which allows the Company to retain the critical talent and leadership of the Named Executive Officers when a market downturn takes place and no bonuses are paid, such as we experienced in 2005 and 2006.  With the addition of the longer-term components of our Long-Term Incentive Plan, we believe we have created a positive bond to the corporation, giving our Named Executive Officers equity interests and goals that are closely aligned to those of our public stockholders.

We believe that the pay program design, award/pay levels and performance targets are structured to support the optimum delivery of business results.

Summary Compensation

The following table presents information concerning the total compensation of the Named Executive Officers for services rendered to the Company in all capacities for the fiscal years ended December 30, 2006 and December 29, 2007:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Annual Compensation ($)(3)	Total ($)
Kay L. Toolson	2007	936,000	—	1,255,990	—	864,411	—	51,272	3,107,673
Chairman of the Board and Chief Executive Officer	2006	900,000	—	1,264,268	5,107	—	—	35,395	2,204,770
John W. Nepute	2007	504,760	—	357,587	8,269	372,336	—	11,742	1,254,694
President	2006	444,000	—	140,954	12,127	—	—	6,137	603,218
P. Martin Daley	2007	327,192	—	181,480	5,513	181,249	—	7,429	702,863
Vice President and Chief Financial Officer	2006	309,800	—	71,843	8,085	—	—	4,587	394,315
Richard E. Bond	2007	316,392	—	105,073	5,513	131,372	—	5,422	563,772
Senior Vice President, Secretary and Chief Administrative Officer	2006	289,800	—	40,327	8,340	—	—	3,643	342,110
Michael P. Snell	2007	306,010	—	102,642	5,513	127,096	—	5,354	546,615
Vice President of Sales and Marketing	2006	284,625	—	39,607	8,085	—	—	3,621	335,938

(1)          Stock awards consist of performance share awards and restricted stock units. The amounts shown do not reflect compensation actually received by the Named Executive Officer. Rather, these amounts are the compensation costs recognized by Monaco in 2006 and 2007 for stock awards as determined pursuant to FAS 123R. Performance share awards require the achievement of specified levels of performance based on Return on Net Assets and Total Shareholder Return compared to a group of peer companies, as more fully described in our Compensation Discussion and Analysis. Depending on the ranking of the Company’s performance against the peer group, participants could earn from 0% up to 200% of the target payout of performance shares. Restricted stock units are subject to vesting based on continued employment and those issued to Messrs. Toolson and Nepute also require achievement of a minimum return on equity before they are earned. The assumptions used to calculate the value of stock awards are set forth in Note 17 of the Notes to Consolidated Financial Statements included in Monaco’s Annual Report on Form 10-K for 2007.

(2)          The amounts shown do not reflect compensation actually received. Instead, the amounts shown are the compensation costs recognized by Monaco in 2007 for stock option awards granted prior to 2006 as determined pursuant to FAS 123R. No stock options were granted in 2006 or 2007. The assumptions used to calculate the value of option awards are set forth in Note 17 of the Notes to Consolidated Financial Statements included in Monaco’s Annual Report on Form 10-K for 2007.

(3)          These amounts consist of matching contributions made by Monaco under its tax-qualified 401(k) Plan, which provides for broad-based employee participation, premiums paid by Monaco for life and accidental death and disability insurance, dividend equivalent rights on restricted stock units, and, in the case of Mr. Toolson, Monaco’s incremental cost of $20,046 and $23,178 for 2006 and 2007, respectively and related tax reimbursements of $3,533 and $3,060 for 2006 and 2007 on personal use of the corporate aircraft. The cost of aircraft usage by Mr. Toolson is the incremental cost to Monaco for fuel, trip-related maintenance, crew travel expenses, landing fees, trip-related hangar/parking costs and smaller variable costs. Since the aircraft is used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries, the purchase costs of the aircraft and the cost of maintenance not related to trips.

Grants of Plan-Based Awards

The following table presents information concerning grants of plan-based awards to each of the Named Executive Officers during the fiscal year ended December 29, 2007.

Grants of Plan-Based Awards for the Fiscal Year 2007

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of		All Other Option Awards: Number of Securities	Exercise or Base Price of Option	Grant Date Fair Value of Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)	Stock or Units (#)		Underlying Options (#)	Awards ($/Sh)	And Option Awards ($)
Kay L. Toolson		0	936,000	1,872,000
	2/27/2007				41,910	41,910	(2)	41,910	—		—	—	701,993
	2/27/2007				10,478	41,910	(3)	83,820	—		—	—	817,245
John W. Nepute		0	403,808	807,616
	2/27/2007				18,081	18,081	(2)	18,081	—		—	—	302,857
	2/27/2007				4,521	18,081	(3)	36,162	—		—	—	352,580
P. Martin Daley		0	196,315	392,630
	2/27/2007				2,442	9,767	(3)	19,534			—	—	183,597
	2/27/2007								10,961	(4)	—	—	190,457
Richard E. Bond		0	142,376	284,753
	2/27/2007				1,417	5,667	(3)	11,334			—	—	114,922
	2/27/2007								6,861	(4)	—	—	110,507
Michael P. Snell			137,705	275,409
	2/27/2007				1,371	5,481	(3)	10,962			—	—	111,806
	2/27/2007								6,675	(4)	—	—	106,880

(1)          Represents amounts that could have been earned under our Annual Incentive Plan for 2007.  The actual performance payout under the Plan was 92.42% of target which is reflected in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”

(2)          Represents performance-based restricted stock units that require the achievement of a specified Return on Equity level for 2007 and will become fully vested on February 27, 2010.  The Return on Equity requirement was achieved in 2007 as more fully described in our Compensation Discussion and Analysis.

(3)          Represents performance share awards.  These require the achievement of performance based on Return on Net Assets-adjusted and Total Shareholder Return compared to a group of peer companies as more fully described in our Compensation Discussion and Analysis.  Depending on the ranking of Monaco’s performance against the peer group, the participants could earn from 0% up to 200% of the target payout.  The performance share period for these awards includes the Company’s fiscal years 2007 through 2009.  If the performance targets are achieved, payout will occur in 2010.

(4)          Represents restricted stock unit awards that vest at the rate of 25% per year.

Outstanding Equity Awards

The following table presents certain information concerning equity awards held by the Named Executive Officers at the end of the fiscal year ended December 29, 2007.

Outstanding Equity Awards at Fiscal 2007 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Kay L. Toolson	6,164	—	—	10.24	3/31/2009	52,124	(2)	473,286	6,516	(3)	59,165
	14,942	—	—	12.66	3/31/2010	7,493	(4)	68,036	26,062	(5)	236,643
	13,991	—	—	11.97	3/31/2011	41,910	(6)	380,543	20,955	(7)	190,271
	10,000	—	—	24.30	3/31/2012				20,955	(8)	190,271
	8,000	2,000	—	10.36	3/31/2013
	10,000	—	—	26.80	3/31/2014
	15,000	—	—	16.15	3/31/2015
John W. Nepute	16,200	—	—	7.74	3/31/2008	20,571	(2)	186,785	2,572	(3)	23,354
	13,500	—	—	10.24	3/31/2009	2,958	(4)	26,859	10,286	(5)	93,397
	10,500	—	—	12.66	3/31/2010	18,081	(6)	164,175	9,041	(7)	82,092
	11,250	—	—	11.97	3/31/2011				9,041	(8)	82,092
	9,000	—	—	24.30	3/31/2012
	7,200	1,800	—	10.36	3/31/2013
	9,000	—	—	26.80	3/31/2014
	13,500	—	—	16.15	3/31/2015
P. Martin Daley	4,050	—	—	10.24	3/31/2009	1,720	(4)	15,618	1,496	(3)	13,584
	5,400	—	—	12.66	3/31/2010	8,971	(9)	81,457	5,981	(5)	54,307
	7,500	—	—	11.97	3/31/2011	10,961	(10)	99,526	4,884	(7)	44,347
	6,000	—	—	24.30	3/31/2012				4,884	(8)	44,347
	4,800	1,200	—	10.36	3/31/2013
	6,000	—	—	26.80	3/31/2014
	9,000	—	—	16.15	3/31/2015
Richard E. Bond	12,150	—	—	7.74	3/31/2008	966	(4)	8,771	840	(3)	7,627
	11,250	—	—	10.24	3/31/2009	5,036	(9)	45,727	3,357	(5)	30,482
	8,250	—	—	12.66	3/31/2010	6,861	(10)	62,298	2,834	(7)	25,733
	8,250	—	—	11.97	3/31/2011				2,834	(8)	25,733
	6,000	—	—	24.30	3/31/2012
	4,800	1,200	—	10.36	3/31/2013
	6,000	—	—	26.80	3/31/2014
	8,000	—	—	16.15	3/31/2015
Michael P. Snell	5,708	—	—	7.74	3/31/2008	948	(4)	8,608	825	(3)	7,491
	6,750	—	—	10.24	3/31/2009	4,946	(9)	44,910	3,297	(5)	29,937
	6,750	—	—	12.66	3/31/2010	6,675	(10)	60,609	2,741	(7)	24,888
	7,500	—	—	11.97	3/31/2011				2,741	(8)	24,888
	6,000	—	—	24.30	3/31/2012
	4,800	1,200	—	10.36	3/31/2013
	6,000	—	—	26.80	3/31/2014
	8,000	—	—	16.15	3/31/2015

(1)          Stock options vest at the rate of 20% of the total number of shares subject to the option per year. The options reflected in this column will vest on March 31, 2008.

(2)          Represents performance-based restricted stock units that achieved the specified Return on Equity level for 2006 and will become fully vested on March 20, 2009.

(3)          Represents the portion of performance share awards with Return on Net Assets-adjusted performance criteria at threshold payout.  Performance period is fiscal years 2006 through 2008, with actual payout to occur in 2009.

(4)          Represents performance share awards at actual performance achieved.  Performance period is fiscal years 2006 through 2007, with actual payout in 2008.

(5)          Represents the portion of performance share awards with Total Shareholder Return performance criteria at target payout.  Performance period is fiscal years 2006 through 2008, with actual payout to occur in 2009.

(6)          Represents performance-based restricted stock units that achieved the specified Return on Equity level for 2007 and will become fully vested on February 27, 2010.

(7)          Represents the portion of performance share awards with Return on Net Assets-adjusted performance criteria at target payout.  Performance period is fiscal years 2007 through 2009, with actual payout to occur in 2010.

(8)          Represents the portion of performance share awards with Total Shareholder Return performance criteria at target payout.  Performance period is fiscal years 2007 through 2009, with actual payout to occur in 2010.

(9)          Represents restricted stock units granted March 20, 2006 that vest at the rate of 25% per year, with remaining vesting dates on March 20th of each year from 2008 through 2010.

(10)    Represents restricted stock units granted February 27, 2007 that vest at the rate of 25% per year, with vesting dates on February 27th of each year from 2008 through 2011.

Option Exercises and Stock Vested

The following table presents certain information concerning the exercise of options by each of the Named Executive Officers during the fiscal year ended December 29, 2007, as well as information regarding stock awards that vested during the fiscal year.

Option Exercises and Stock Vested at 2007 Fiscal Year End

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Kay L. Toolson	980	1,019	—	—
John W. Nepute	15,188	196,685	—	—
P. Martin Daley	3,848	42,831	2,990	47,780
Richard E. Bond	12,150	151,389	1,678	26,814
Michael P. Snell	—	—	1,648	26,335

Fiscal 2007 Potential Payments Upon Termination or Change In Control

The following table shows the amounts each of our Named Executive Officers would receive upon termination of employment or change in control or upon certain other events, assuming the termination took place on December 29, 2007, the last business day of our most recent completed fiscal year.

		Involuntary Termination
Name	Benefit	Before Change in Control	After Change in Control	Voluntary Termination	Death	Disability	Retirement
Kay L. Toolson	Continuation of Salary	$0	$0	$0	$0	$0	$0
	Cash incentive payout (1)	0	936,000	0	864,411	864,411	864,411
	Continuation of Medical/Welfare Benefits	0	0	0	0	0	0
	Acceleration of stock options (2)	0	0	0	0	0	0
	Acceleration of restricted stock units (3)	0	853,829	0	853,829	853,829	853,829
	Performance share awards (4)	147,486	1,327,115	0	147,486	147,486	147,486
John W. Nepute	Continuation of Salary	0	0	0	0	0	0
	Cash incentive payout (1)	0	403,808	0	372,336	372,336	0
	Continuation of Medical/WelfareBenefits	0	0	0	0	0	0
	Acceleration of stock options (2)	0	0	0	0	0	0
	Acceleration of restricted stock units (3)	0	350,960	0	350,960	350,960	0
	Performance share awards (4)	59,474	537,745	0	59,474	59,474	0
P. Martin Daley	Continuation of Salary	0	0	0	0	0	0
	Cash incentive payout (1)	0	196,315	0	181,249	181,249	0
	Continuation of Medical/Welfare Benefits	0	0	0	0	0	0
	Acceleration of stock options (2)	0	0	0	0	0	0
	Acceleration of restricted stock units (3)	0	180,983	0	180,983	180,983	0
	Performance share awards (4)	33,977	305,896	0	33,977	33,977	0
Richard E. Bond	Continuation of Salary	0	0	0	0	0	0
	Cash incentive payout (1)	0	142,376	0	131,372	131,372	0
	Continuation of Medical/Welfare Benefits	0	0	0	0	0	0
	Acceleration of stock options (2)	0	0	0	0	0	0
	Acceleration of restricted stock units (3)	0	108,025	0	108,025	108,025	0
	Performance share awards (4)	19,230	173,383	0	19,230	19,230	0
Michael P. Snell	Continuation of Salary	0	0	0	0	0	0
	Cash incentive payout (1)	0	137,705	0	127,096	127,096	0
	Continuation of Medical/Welfare Benefits	0	0	0	0	0	0
	Acceleration of stock options (2)	0	0	0	0	0	0
	Acceleration of restricted stock units (3)	0	105,519	0	105,519	105,519	0
	Performance share awards (4)	18,805	169,515	0	18,805	18,805	0

(1)          The amount that would be paid under our Annual Incentive Plan for death, disability and retirement (if eligible) is based on actual performance achieved in 2007 and was paid in 2008.  Voluntary and involuntary terminations would result in no payout since our policy requires employment on the date of payment.  In the event of a change in control, cash incentive would be paid immediately at the target level.

(2)          Options would be accelerated in the event of death, disability and retirement (if eligible). Accelerated stock options valued based on $9.08 stock price at December 29, 2007 are out-of- the money.

(3)          Restricted stock units (“RSU’s”) would be accelerated in the event of death, disability and retirement (if eligible).  For Messrs. Toolson and Nepute, acceleration for these events would be done only upon the attainment of performance objectives which were met for outstanding awards at December 29, 2007.  In the case of involuntary termination after a change in control or termination for good cause within 12 months of the change in control, all RSU’s would be accelerated including those with performance conditions which are considered met.  The value of accelerated RSU’s are based on the $9.08 stock price at December 29, 2007.

(4)          Performance share award (“PSA”) payouts include those for the performance period ended in fiscal 2007 but not actually paid until 2008.  Other PSA’s assume achievement of performance at the same levels actually attained so far in the most recent fiscal year(s) of the performance period.  In the event of death, disability and termination without cause, all outstanding PSA payouts would occur after the end of the performance period and would be pro-rated for the portion of the performance period employed based on actual performance achieved. In the case of retirement (if eligible) all outstanding PSA payouts would occur after the end of the performance period based on actual performance achieved.  In the event of a change in control, PSA’s would be paid out immediately at target performance levels. Expected PSA payouts are valued based on the $9.08 stock price at December 29, 2007.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our Common Stock as of March 3, 2008 (except as otherwise indicated), by: (i) each person who is known by us to own beneficially more than five percent of our Common Stock, (ii) each of the Named Executive Officers, (iii) each of our directors, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.  Unless otherwise indicated, the address for each person is our address at 91320 Industrial Way, Coburg, Oregon 97408.

Beneficial Owner	Number of Shares (1)	Percentage
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	2,800,237	9.41%

State of Wisconsin Investment Board(3) PO Box 7842 Madison, WI 53707	2,661,728	8.95%

Dimensional Fund Advisors LP(4) 1299 Ocean Avenue Santa Monica, CA 90401	2,541,059	8.54%

Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403	2,475,900	8.32%

Royce & Associates, LLC(6) 1414 Avenue of the Americas New York, NY 10019	2,336,600	7.85%

Kay L. Toolson(7)	1,837,701	6.16%

Barclays Global Fund Advisors(8) 45 Fremont Street San Francisco, CA 94105	1,573,086	5.29%

Roger A. Vandenberg(7)	641,988	2.16%

John W. Nepute(7)	264,171	*

Richard E. Bond(7)	100,501	*

Richard A. Rouse(7)	89,323	*

Michael P. Snell(7)	73,535	*

P. Martin Daley(7)	60,935	*

L. Ben Lytle(7)	29,887	*

Robert P. Hanafee, Jr.(7)	26,797	*

Dennis D. Oklak(7)	24,219	*

Daniel C. Ustian(7)	19,242	*

John F. Cogan(7)	7,808	*

Richard E. Colliver(7)	688	*

All directors and executive officers as a group (14 persons)(9)	3,186,623	10.55%

*                 Less than one percent.

(1)          Applicable percentage of beneficial ownership is based on 29,747,958 shares of Common Stock outstanding as of March 3, 2008 together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Shares of Common Stock subject to options or restricted stock units currently exercisable or exercisable within 60 days after March 3, 2008 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other stockholder.

(2)          Information based solely on Schedule 13G filed on February 14, 2008.

(3)          Information based solely on Schedule 13G filed on February 8, 2008.

(4)          Information based solely on Schedule 13G filed on February 6, 2008.

(5)          Information based solely on a joint Schedule 13G filed on February 4, 2008 by Franklin Resources, Inc.

(6)          Information based solely on Schedule 13G filed on January 30, 2008.

(7)          Includes the number of shares subject to options or restricted stock units which are exercisable or vesting within 60 days of March 3, 2008 by the following persons:  Mr. Toolson (80,097 shares); Mr. Vandenberg (20,250 shares); Mr. Nepute (91,950 shares); Mr. Bond (67,579 shares); Mr. Rouse (24,000 shares); Mr. Snell (54,357 shares); Mr. Daley (46,940 shares); Mr. Lytle (19,500 shares); Mr. Hanafee (14,700 shares); Mr. Oklak (16,000 shares); Mr. Ustian (12,000 shares); Mr. Cogan (3,888 shares); Mr. Colliver (688 shares).

(8)          Information based solely on a joint Schedule 13G filed on February 5, 2008 by Barclays Global Fund Advisors.

(9)          Includes 461,403 shares subject to options or restricted stock units that are exercisable or vesting within 60 days of March 3, 2008.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Related Person Transactions

Our Audit Committee’s Charter requires that the Audit Committee, all of whose members are independent directors, review and approve certain related person transactions.  Current SEC rules define a related person transaction to include any transaction, arrangement or relationship in which Monaco is a participant and in which any of the following persons had or will have a direct or indirect material interest:

•                  an executive officer, director or director nominee of Monaco;

•                  any person who is known to be the beneficial owner of more than 5% of Monaco’s Common Stock;

•                  any person who is an immediate family member (as defined in applicable SEC rules) of an executive officer, director or director nominee or beneficial owner or more than 5% of Monaco’s Common Stock; and

•                  any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing persons, has a 5% or greater beneficial ownership interest.

The Audit Committee has adopted a written statement of policies and procedures with respect to its review and approval process for related person transactions.

Certain Relationship and Related Transactions

As explained in detail under our discussion of “Director Independence” in the Corporate Governance section of this proxy statement, one of our directors, Daniel C. Ustian, is Chairman, Chief Executive Officer and President of Navistar International Corporation, a company with which Monaco has certain commercial relationships.  After examining these transactions and relationships and Mr. Ustian’s relationship to them, our Board has concluded that Mr. Ustian does not have a material interest in these transactions and relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our executive officers and directors and persons who own more than ten percent of a registered class of our equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc.  Such persons are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file.  Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that, during the fiscal year ended December 29, 2007, all filing requirements applicable to its officers, directors and ten percent stockholders were met, with the exception of Mr. Roger Vandenberg, a director, who filed one late Form 4 related to a number of transactions.

YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 2007 WITHOUT CHARGE BY SENDING A WRITTEN REQUEST TO MONACO COACH CORPORATION, 91320 INDUSTRIAL WAY, COBURG, OREGON 97408, ATTN: INVESTOR RELATIONS.  THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT www.monaco-online.com.

FOR THE BOARD OF DIRECTORS

RICHARD E. BOND
Secretary

April 2, 2008

APPENDIX A

MONACO COACH CORPORATION

2007 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of Monaco Coach Corporation.

1.         Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions.  It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended.  The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.         Definitions.

(a)           “Board” shall mean the Board of Directors of the Company or its committee that has been appointed to administer the Plan, as applicable.

(b)           “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)           “Common Stock” shall mean the Common Stock of the Company.

(d)           “Company” shall mean Monaco Coach Corporation.

(e)           “Compensation” shall mean all base straight time gross earnings, including commissions, but excluding all payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f)            “Designated Subsidiaries” shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)           “Employee” shall mean any individual who is an Employee of the Company or any Designated Subsidiary for tax purposes whose customary employment with the Company or any Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year.  For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company.  Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

(h)           “Enrollment Date” shall mean the first day of each Offering Period.

(i)            “Exercise Date” shall mean the last day of each Offering Period.

(j)            “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, its Fair Market Value will be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(ii)   If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

(iii)  In the absence of an established market for the Common Stock, its Fair Market Value will be determined in good faith by the Board.

(k)           “Offering Period” shall mean a period of approximately six (6) months, commencing on the first Trading Day on or after July 15 and January 15 of each year and terminating on the last Trading Day in the period ending six months later, during which an option granted pursuant to the Plan may be exercised; provided, however, that the first Offering Period under the Plan shall be an Offering Period of approximately twelve (12) months, commencing on July 16, 2007 and ending on the last Trading Day in the period ending twelve (12) months later.  The second Offering Period under the Plan shall commence on the first Trading Day on or after July 15, 2008 and shall end on the last Trading Day in the period ending six months later.  The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)            “Plan” shall mean this 2007 Employee Stock Purchase Plan.

(m)          “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

(n)           “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(o)           “Share” shall mean a share of Common Stock, subject to adjustment as set forth in Section 18(a).

(p)           “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(q)           “Trading Day” shall mean a day on which the U.S. national stock exchanges and the New York Stock Exchange are open for trading.

3.         Eligibility.

(a)           Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

(b)           Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds Twenty Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.         Offering Periods.  The Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on July 16, 2007 and ending on the last Trading Day in the period ending twelve (12) months later.  The second Offering Period under the Plan shall commence on the first Trading Day on or after July 15, 2008 and shall end on the last Trading Day in the period ending six months later.  The Plan shall continue with six month Offering Periods thereafter until terminated in accordance with Section 19 hereof.  The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.         Participation.  An Employee who is eligible to participate in the Plan may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Company prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions in the form provided by the Company for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Company.

6.         Payroll Deductions.

(a)           At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of the participant’s Compensation during said Offering Period.

(b)           Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c)           All payroll deductions made for a participant shall be credited to his or her account under the Plan and will be withheld in whole percentages only.  A participant may not make any additional payments into such account.

(d)           A participant may discontinue his or her participation in the Plan as provided in Section 10, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Company prior to an applicable Exercise Date, a new subscription agreement authorizing the change in payroll deduction rate in the form provided by the Company for such purpose, or (ii) following an electronic or other procedure prescribed by the Company.  If a participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10).  The Board may, in its sole discretion, limit the nature and/or number of payroll deduction rate changes that may be made by participants during any Offering Period.  Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Company, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e)           Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year (the “Current Offering Period”) that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Offering Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Offering Period equal $21,250.  Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(f)            At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock.  At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.         Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase more than 10,000 Shares during each Offering Period, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof.  The Employee may accept the grant of such option with respect to any Offering Period under the Plan, by electing to participate in the Plan in accordance with the requirements of Section 5.  The Board may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that a participant may purchase during each Offering Period.   Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof, and shall expire on the last day of the Offering Period.

8.         Exercise of Option.

(a)           Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account.  No fractional shares will be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’ s account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof.  Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant.  During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)           Notwithstanding any contrary Plan provision, if the Company determines that, on a given Exercise Date, the number of Shares with respect to which options are to be exercised may exceed (i)

the number of Shares that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Shares on such Exercise Date, and either (x) continue any Offering Period then in effect, or (y) terminate any Offering Period then in effect pursuant to Section 19.  The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.         Transfer.  As soon as administratively practicable after each Exercise Date on which a purchase of Shares occurs, the Company will arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Company (in its sole discretion) and pursuant to rules established by the Company.  No participant will have any voting, dividend, or other stockholder rights with respect to Shares subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10.       Withdrawal; Termination of Employment.

(a)           Under procedures established by the Company, a participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Company for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Company. All of the participant’s payroll deductions credited to his or her account will be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made for such Offering Period.  If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)           Upon a participant’s ceasing to be an Employee (as defined in Section 2(g) hereof), for any reason, including by virtue of him or her having failed to remain customarily employed by the Company for at least twenty (20) hours per week during an Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such participant’s option will be automatically terminated.

(c)           A participant’s withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11.       Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

12.       Stock.

(a)           The maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be four hundred thousand (400,000) Shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof.  If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b)           The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

13.       Administration.  The Board or a committee of members of the Board who will be appointed from time to time by, and will serve at the pleasure of, the Board, will administer the Plan.  The Board will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the United States).  The Board, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan.  Every finding, decision and determination made by the Board (or its designee) will, to the full extent permitted by law, be final and binding upon all parties.

14.       Designation of Beneficiary.

(a)           A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to the electronic transfer to UBS (or such other broker as is used by the Company in connection with the Plan) of such shares and prior to delivery of such cash to the participant.  In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option.  If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)           Such designation of beneficiary may be changed by the participant at any time by written notice.  In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.       Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant.  Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

16.       Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17.       Reports.  Individual accounts will be maintained for each participant in the Plan.  Statements of account will be given to participating Employees at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18.       Adjustments Upon Changes in Capitalization.

(a)           Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

(c)           Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”) or to cancel each outstanding right to purchase and refund all sums collected from participants during the Offering Period then in progress.  If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof.  For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.  The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalization, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

19.       Amendment or Termination.

(a)           The Board may at any time and for any reason terminate or amend the Plan.  Except as provided in Section 18 and this Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination or suspension of the Plan is in the best interests of the Company and its stockholders.  Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant.  To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company will obtain stockholder approval in such a manner and to such a degree as required.

(b)           Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board will be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

(c)           In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    amending the Plan to conform with the safe harbor definition under Statement of Financial Accounting Standards 123R, including with respect to an Offering Period underway at the time;

(ii)   altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii)  shortening any Offering Period so that such Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv)  reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions; and

(v)   reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments will not require stockholder approval or the consent of any Plan participants.

20.       Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.       Conditions Upon Transfer of Shares.  Shares shall not be transferred with respect to an option unless the exercise of such option and the electronic transfer of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22.       Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company.  It shall continue in effect for a term of thirty (30) years unless sooner terminated under Section 19 hereof.

APPENDIX B

MONACO COACH CORPORATION

EXECUTIVE VARIABLE COMPENSATION PLAN

(As amended and restated March 21, 2008)

i

ii

MONACO COACH CORPORATION

EXECUTIVE VARIABLE COMPENSATION PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

                1.1           Effective Date.  The Plan is amended and restated effective as of March 21, 2008, subject to ratification by an affirmative vote of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at the 2008 Annual Meeting of Stockholders of the Company.

                1.2           Purpose of the Plan.  The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives.  The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company.  The Plan is intended to permit the grant of awards that qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 2
DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

                2.1           “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period.  Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.

                2.2           “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.

                2.3           “Base Salary” means as to any Performance Period, the Participant’s total base salary earned for the Performance Period.  Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.  For avoidance of doubt, “Base Salary” does not include bonuses, commissions, equity compensation, incentive or other compensation.

                2.4           “Board” means the Board of Directors of the Company.

                2.5           “Change of Control”

                                (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting; or (ii) a change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition; or (iii) a change in the composition of the Board occurring within a twelve (12) month period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iv) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) fifty percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

                2.6           “Code” means the Internal Revenue Code of 1986, as amended.  Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

                2.7           “Committee” means the Compensation Committee of the Board, or such other committee as may be designated by the Board to administer the Plan.

                2.8           “Company” means Monaco Coach Corporation, a Delaware corporation, or any successor thereto.

                2.9           “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under Section 162(m) of the Code.

                2.10         “Disability” means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

                2.11         “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

                2.12         “Fiscal Year” means the fiscal year of the Company.

                2.13         “Maximum Award” means as to any Participant for any Performance Period, $3,000,000.

                2.14         “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

                2.15         “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants.  The formula or matrix may differ from Participant to Participant.

                2.16         “Performance Period” means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

                2.17         “Performance Goals”  means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period.  As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: cash position; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; net income; operating cash flow; operating income; return on assets; return on equity; return on net assets; return on sales; revenue and total shareholder return.  The Performance Goals may differ from Participant to Participant and from award to award.  Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants.

                2.18         “Plan” means the Monaco Coach Corporation Executive Variable Compensation Plan, as amended and restated, as set forth in this instrument and as hereafter amended from time to time.

                2.19         “Retirement” means a Participant who retires from the Company on or after age sixty-two (62) and such Participant has at least five (5) years of service with the Company at the date of retirement; provided, that, the Committee, notwithstanding the foregoing, has the discretion to determine when a Participant retires so long as such determination is not less favorable than provided for in the foregoing definition.

                2.20         “Shares” means shares of the Company’s common stock.

                2.21         “Target Award”  means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

                2.22         “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

                3.1           Selection of Participants.  The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period.  Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis.  Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

                3.2           Determination of Performance Goals.  The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period.  Such Performance Goals shall be set forth in writing.

                3.3           Determination of Target Awards.  The Committee, in its sole discretion, shall establish a Target Award for each Participant.  Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

                3.4           Determination of Payout Formula or Formulae.  On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant.  Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals.  Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed the Maximum Award.

                3.5           Date for Determinations.  The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.

                3.6           Determination of Actual Awards.  After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded.  The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee.  Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a Termination of Employment as the result of a Participant’s death or disability or upon a Change of Control or in the event of a Termination of Employment following a Change of Control prior to the end of the Performance Period, and (c) determine what Actual Award, if any, will be paid in the event of a Termination of Employment other than as the result of a Participant’s death or disability prior to a Change of Control and prior to the end of the Performance Period to the extent an Actual Award would have otherwise been achieved had the Participant remained employed through the end of the Performance Period.

SECTION 4
PAYMENT OF AWARDS

                4.1           Right to Receive Payment.  Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company.  Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

                4.2           Timing of Payment.  Payment of each Actual Award shall be made as soon as practical following the determination and certification of the Actual Award as set forth in Section 3.6, but in no event later than the fifteenth day of the third month of the Fiscal Year following the date the Participant’s Actual Award is no longer subject to a substantial risk of forfeiture; provided that the Committee may permit Participants to elect to defer payment of their Actual Awards in a manner satisfying the requirements of §409A of the Code.

                It is the intent that this Plan comply with the requirements of Code Section 409A so that none of the payments to be provided hereunder will be subject to the additional tax imposed under Code Section 409A, and any ambiguities herein will be interpreted to so comply.

                4.3           Form of Payment.  Each Actual Award shall be paid in cash (or its equivalent) in a single lump sum unless otherwise deferred in accordance with Section 4.2.  However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in restricted Shares.  The number of Shares of restricted stock granted shall be determined by dividing the cash amount foregone by the fair market value of a Share on the date that the cash payment otherwise would have been made.  Any such restricted stock shall be subject to the vesting schedule as may be determined by the Committee.  During any Fiscal Year, no Participant will receive more than an aggregate of 200,000 Shares of restricted stock.

                4.4           Payment in the Event of Death.  If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

                5.1           Committee is the Administrator.  The Plan shall be administered by the Committee.  The Committee shall consist of not less than two (2) members of the Board.  The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board.  Each member of the Committee shall qualify as an “outside director” under Section 162(m) of the Code.  If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

                5.2           Committee Authority.  It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions.  The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

                5.3           Decisions Binding.  All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

                5.4           Delegation by the Committee.  The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

                6.1           Tax Withholding.  The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including, but not limited to, the Participant’s FICA and SDI obligations).

                6.2           No Effect on Employment.  Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause.  For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.  Employment with the Company and its Affiliates is on an at-will basis only.  The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

                6.3           Participation.  No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

                6.4           Indemnification.  Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

                6.5           Successors.  All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

                6.6           Beneficiary Designations.  If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death.  Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee.  In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

                6.7           Nontransferability of Awards.  No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6.  All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

                7.1           Amendment, Suspension or Termination.  The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant.  No award may be granted during any period of suspension or after termination of the Plan.

                7.2           Duration of the Plan.  The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Committee’s right to amend or terminate the Plan), shall remain in effect thereafter through the Company’s 2013 Annual Meeting.

SECTION 8
LEGAL CONSTRUCTION

                8.1           Gender and Number.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

                8.2           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                8.3           Requirements of Law.  The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                8.4           Governing Law.  The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Oregon, but without regard to its conflict of law provisions.

                8.5           Captions.  Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

MONACO COACH CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF

OF THE BOARD OF DIRECTORS

Wednesday, May 14, 2008

1:00 p.m., local time

Hyatt Regency O’Hare

9300 West Bryn Mawr Avenue

Rosemont, IL 60018

MONACO COACH CORPORATION
91320 Industrial Way, Coburg, Oregon 97408	proxy

The undersigned stockholder of Monaco Coach Corporation, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 2, 2008, and the 2007 Annual Report to Stockholders, and hereby appoints Kay L. Toolson and John W. Nepute, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Monaco Coach Corporation to be held on May 14, 2008, at 1:00 p.m., local time, at the Hyatt Regency O’Hare, located at 9300 West Bryn Mawr Avenue, Rosemont, IL 60018, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, TO APPROVE THE 2007 EMPLOYEE STOCK PURCHASE PLAN, TO APPROVE THE AMENDED AND RESTATED EXECUTIVE VARIABLE COMPENSATION PLAN, TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

See reverse for voting instructions.

91320 INDUSTRIAL WAY

COBURG, OR  97408

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. (EDT) on May 13, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Monaco Coach Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet.  To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. (EDT) on May 13, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Monaco Coach Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MONACO COACH CORPORATION			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except”and write the number(s) of the nominee(s) on the line below.
The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.			All	All	Except

Vote On Directors			☐	☐	☐
1.	Election of three Class I directors:
Nominees:
	01)	Kay L. Toolson
	02)	Richard A. Rouse
	03)	Daniel C. Ustian

Vote On Proposals						For	Against	Abstain

2.	To approve the 2007 Employee Stock Purchase Plan.					☐	☐	☐
3.	To approve the amended and restated Executive Variable Compensation Plan.					☐	☐	☐
4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2008 fiscalyear.					☐	☐	☐
5.	To transact such other business as may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.								☐

Please sign exactly as your name(s) appear(s) on proxy.  If held in joint tenancy, all persons should sign.  Trustees, administrators , etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date